THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 11, 2001
PROSPECTUS SUPPLEMENT
--------------------------------------------------------------------------------
(To prospectus dated May 21, 2001)

Filed pursuant to Rule 424(b)(3)
Registration Nos. 333-60392 and
333-60392-10.

2,000,000 Preferred Securities

SNH Capital Trust I

   % Trust Preferred Securities
(Liquidation Amount $25 Per Security)
Fully and Unconditionally Guaranteed, as described herein, by
Senior Housing Properties Trust
------------------------------------------------------------

Each Trust Preferred Security will have a stated liquidation amount of $25.00 and will represent a beneficial interest in the assets of SNH Capital Trust I. Distributions on the Trust Preferred Securities will be payable quarterly,
beginning on September   , 2001, at the rate of   % of the stated liquidation
amount per year, or $      per Trust Preferred Security.

Senior Housing Properties Trust will guarantee the payments of the distributions on the Trust Preferred Securities to the extent described in this prospectus supplement and the accompanying prospectus.

The assets of the Trust will consist solely of Senior Housing's junior
subordinated debentures maturing on June   , 2041. Senior Housing will pay
interest on the debentures at the rate of       % per year on March   , June  ,
September   and December   of each year, beginning on September   , 2001, except
that it may defer interest payments as described in this prospectus supplement.
Any deferred interest payments will bear additional interest at   % per year, to
the extent legally permitted. If Senior Housing defers interest payments on the debentures, the Trust will not have funds to make distribution payments on the Trust Preferred Securities.

Senior Housing may redeem the junior subordinated debentures in whole or in part at any time after June , 2006, and at other times described in this prospectus supplement. The redemption price will be equal to the unpaid principal amount of the debentures being redeemed, plus any accrued and unpaid interest. If the debentures are redeemed, the Trust will redeem a like amount of Trust Preferred Securities and common securities pro-rata based on the aggregate liquidation amounts of each class.

An application has been made to list the Trust Preferred Securities on the New York Stock Exchange. If approved, Senior Housing expects trading on that exchange will commence within 30 days after the Trust Preferred Securities are first issued.

Investment in the Trust Preferred Securities involves risks. You should read carefully the entire prospectus and this prospectus supplement, including the section entitled "Risk factors" that begins on page S-6 of this prospectus supplement, which describes some of these risks.

                                                              Per
                                                              Security   Total
-------------------------------------------------------------------------------------
Public offering price(1)                                      $25.00     $50,000,000
-------------------------------------------------------------------------------------
Underwriting commissions paid by Senior Housing               $          $
-------------------------------------------------------------------------------------
Proceeds, before expenses, to SNH Capital Trust I             $25.00     $50,000,000
-------------------------------------------------------------------------------------

(1)  Plus accrued distributions from June   , 2001, if settlement occurs after
     that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters may also purchase up to an additional       Trust Preferred
Securities from SNH Capital Trust I at the public offering price within 30 days from the date of this prospectus supplement to cover over-allotments, and Senior Housing will pay additional underwriting commissions to the underwriters.

The Trust Preferred Securities will be ready for delivery in book-entry form
only through The Depository Trust Company on or about June   , 2001.

                          JOINT BOOK-RUNNING MANAGERS

UBS Warburg                                                 Salomon Smith Barney

                                 --------------

A.G. Edwards & Sons, Inc.   First Union Securities, Inc.   Prudential Securities

Credit Suisse First Boston                                  Tucker Anthony Sutro
                                                            Capital Markets

          The date of this prospectus supplement is June       , 2001.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                         Page
                                       --------
        Prospectus Supplement

Documents incorporated by
  reference..........................     iii
Where you can find more
  information........................     iii
Forward-looking statements...........      iv
Prospectus supplement summary........     S-1
Risk factors.........................     S-6
Use of proceeds......................    S-11
Capitalization.......................    S-11
Ratio of earnings to fixed charges...    S-11
Our Company..........................    S-12
Tenants and property operations......    S-14
SNH Capital Trust I..................    S-17
Description of the trust preferred
  securities.........................    S-17
Description of the junior
  subordinated debentures............    S-26
Subordination of the guarantee.......    S-29
Book-entry procedures and
  settlement.........................    S-29
Relationship among the trust
  preferred securities, the guarantee
  and the junior subordinated
  debentures.........................    S-31
Accounting treatment.................    S-32
Federal income tax considerations....    S-32
ERISA plans, Keogh plans and
  individual retirement accounts.....    S-37
Underwriting.........................    S-40
Legal matters........................    S-41

                                         Page
                                       --------
             Prospectus

Senior Housing Properties Trust......       1
SNH Capital Trusts...................       1
Risk factors.........................       3
Ratio of earnings to fixed charges...       3
Use of proceeds......................       3
Description of debt securities.......       4
Description of common shares.........      12
Description of preferred shares......      13
Description of depositary shares.....      18
Description of warrants..............      22
Description of trust preferred
  securities and trust guarantee.....      23
Description of certain provisions of
  Maryland law and our declaration of
  trust and bylaws...................      27
Plan of distribution.................      35
Validity of the offered securities...      36
Experts..............................      36
Where you can find more
  information........................      36
Documents incorporated by
  reference..........................      37

--------------------------------------------------------------------------------

REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO "WE," "US," "OUR," "SNH" OR THE "COMPANY" MEAN SENIOR HOUSING PROPERTIES TRUST. REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO THE "TRUST" MEAN SNH CAPITAL TRUST I. REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO "SUBSIDIARIES" MEAN ALL OF OUR SUBSIDIARIES.

IN PRESENTING "AS ADJUSTED" INFORMATION IN THIS PROSPECTUS SUPPLEMENT, WE HAVE ASSUMED THAT THIS OFFERING HAS BEEN COMPLETED AND THAT WE HAVE APPLIED THE NET PROCEEDS AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT. UNLESS OTHERWISE STATED IN THIS PROSPECTUS SUPPLEMENT, WE HAVE ASSUMED THROUGHOUT THIS PROSPECTUS SUPPLEMENT THAT THE UNDERWRITER'S OVER-ALLOTMENT OPTION IS NOT EXERCISED.

                                   ---------

You should rely only on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

--------------------------------------------------------------------------------

Documents incorporated by reference

In addition to the documents incorporated by reference or deemed incorporated by reference in the accompanying prospectus, our current reports on Form 8-K dated
June   , 2001 and June   , 2001, which have been filed with the Securities and
Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated into this prospectus supplement and specifically made a part hereof by reference. We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the end of the Trust Preferred Securities offering:

-   Reports filed under Sections 13(a) and (c) of the Exchange Act;

- Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

-   Any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any of the filings (excluding exhibits), at no cost, by writing or telephoning us at the following address:

    Investor Relations
    Senior Housing Properties Trust
    400 Centre Street
    Newton, Massachusetts 02458
    (617) 796-8350

--------------------------------------------------------------------------------

Where you can find more information

You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's site at http://www.sec.gov.

--------------------------------------------------------------------------------

Forward-looking statements

Statements contained in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Also, when we use any of the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions, we are making forward-looking statements. These statements concern our ability to successfully operate properties which we took back from financially troubled tenants, the possible expansion of our portfolio, the performance of our tenants and properties, our ability to make distributions, our policies and plans regarding investments, financings and other matters, our tax status as a real estate investment trust, our ability to appropriately balance the use of debt and equity and to access capital markets or other sources of funds and other statements or implications arising from such statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, without limitation, the status of the economy and the capital markets (including prevailing interest rates), compliance with and changes to regulations and payment policies within the healthcare industry, changes in financing terms, competition within the healthcare and senior housing industries, and changes in federal, state and local legislation. The information contained in this prospectus supplement and our Annual Report on Form 10-K which is incorporated in the accompanying prospectus, including under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," identify other important factors that could cause such differences.

Prospectus supplement summary

THIS DOCUMENT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. YOU SHOULD ALSO READ THE DOCUMENTS WE HAVE REFERRED YOU TO IN "DOCUMENTS INCORPORATED BY REFERENCE."

OUR COMPANY

We are a real estate investment trust (REIT) which invests in senior housing properties, including apartment buildings for aged residents, congregate care communities, assisted living facilities and nursing homes. We own 85 properties located in 23 states which had an undepreciated book value at March 31, 2001, of $593 million. Our largest tenant is Marriott International, Inc., which operates properties representing 55% of our total investments. The following chart shows the book value before depreciation of our investments by operator as of March 31, 2001 (dollars in thousands):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           HEALTHSOUTH CORP. (LEASED TO 2006)             12%  $73,422
Intergrated Health services, Inc. (leased to 2010)         3%   $15,598
The Multicare Companies, Inc. (leased to 2005)             2%   $13,007
5 separate private company tenants (leased to 2001/2015)   4%   $21,062
Five Star Quality Care, Inc. (managed for our account)    24%  $144,834
Marriot International, Inc. (leased to 2013)              55%  $325,472

The following chart shows our book capital as of March 31, 2001, as adjusted for this offering (dollars in thousands):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    EQUITY       80%  $425,863
Debt             11%   $56,725
Trust Preferred   9%  $50, 000

ORGANIZATION AND PRINCIPAL PLACE OF BUSINESS

We are organized as a Maryland real estate investment trust. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458 and our telephone number is (617) 796-8350. SNH Capital Trust I, one of our subsidiaries, is organized as a Maryland business trust and its principal place of business is 400 Centre Street, Newton, Massachusetts 02458 and its telephone number is
(617) 796-8350.

The offering

The following is a brief summary of certain terms of this offering. For a more complete description see "Description of the trust preferred securities" in this prospectus supplement and "Description of trust preferred securities and trust guarantee" in the accompanying prospectus.

Issuer...............................             SNH Capital Trust I, a Maryland business trust, has been
                                                  created for the purpose of acquiring and holding our    %
                                                  junior subordinated debentures due June       , 2041 and
                                                  issuing the Trust Preferred Securities to the public and
                                                  common securities to us which together will evidence the
                                                  entire beneficial ownership in those debentures.

                                                  SNH Capital Trust I has three trustees. The two regular
                                                  trustees are our managing trustees. State Street Bank and
                                                  Trust Company will act as the property trustee of SNH
                                                  Capital Trust I.

Securities Offered...................             2,000,000       % Trust Preferred Securities in
                                                  denominations of $25 each with an aggregate liquidation
                                                  amount of $50,000,000. Each Trust Preferred Security will
                                                  represent an undivided beneficial ownership interest in the assets of SNH Capital Trust I. Each Trust Preferred Security will entitle its holder to receive quarterly distributions as described below.

                                                  SNH Capital Trust I will invest the proceeds of the Trust
                                                  Preferred Securities and of its common securities in an
                                                  equivalent amount of our junior subordinated debentures. SNH
                                                  Capital Trust I will use the payments it receives on the
                                                  junior subordinated debentures to make the corresponding
                                                  payments on the Trust Preferred Securities. We will
                                                  guarantee payments made on the Trust Preferred Securities to the extent described below. Both the junior subordinated
                                                  debentures and the guarantee will be subordinated to our
                                                  existing and future senior creditors, and will effectively be subordinated to existing and future creditors of our
                                                  subsidiaries.

Distributions........................             Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate
                                                  of    %. Distributions on the Trust Preferred Securities
                                                  will accumulate, from the date of issuance, and will be paid
                                                  quarterly in arrears on March       , June       , September
                                                        and December       of each year, beginning September
                                                        , 2001, unless they are deferred as described below.

Distribution Deferral................             We can, on one or more occasions, defer the quarterly
                                                  interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. In other words, we may declare at our discretion up to a five-year interest
                                                  payment moratorium on the junior subordinated debentures and may choose to do that on more than one occasion. We may also elect to shorten the length of any deferral period. Interest payments cannot be deferred, however, beyond the maturity
                                                  date of the junior subordinated debentures, nor can we begin a new interest deferral period until we have paid all
                                                  accrued interest on the junior subordinated debentures from the previous interest deferral period. If we defer interest payments on the junior subordinated debentures, SNH Capital
                                                  Trust I will also defer distributions on the Trust Preferred
                                                  Securities. Any deferred interest on the junior subordinated debentures will accrue additional interest at an annual rate
                                                  of    %, compounded quarterly, to the extent permitted by
                                                  law, and, as a result, any deferred distributions on the
                                                  Trust Preferred Securities will accumulate additional
                                                  amounts at an annual rate of    %, compounded quarterly, to
                                                  the extent permitted by law. During any period in which we defer interest payments on the junior subordinated
                                                  debentures, we will not and our subsidiaries will not do any of the following, with certain limited exceptions:

                                              -   pay a dividend or make any other payment or distribution on our shares of beneficial interest;

                                              -   redeem, purchase or make a liquidation payment on any of our shares of beneficial interest;

                                              -   make any interest, principal or premium payment on, or
                                                  repay, repurchase or redeem, any of our debt securities that rank equally with or junior to the junior subordinated
                                                  debentures; or

                                              -   make any guarantee payments with respect to any indebtedness of ours or our subsidiaries that is equal in right of
                                                  payment with, or subordinated to, the junior subordinated
                                                  debentures.

                                                  If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be
                                                  treated at that time as being issued with original issue
                                                  discount for United States federal income tax purposes. This means you would be required to accrue interest income in an amount equal to the deferred distributions on your Trust
                                                  Preferred Securities even though you will not be receiving any cash distributions. These amounts will be included in
                                                  your gross income for United States federal income tax
                                                  purposes. For more information about the tax consequences
                                                  you may have if payments of distributions are deferred, see
                                                  "Federal income tax considerations" below.

Redemption...........................             SNH Capital Trust I will redeem all of the outstanding Trust
                                                  Preferred Securities when the junior subordinated debentures are repaid at maturity. The junior subordinated debentures
                                                  are scheduled to mature on June       , 2041.

                                                  In addition, if we redeem any junior subordinated debentures before their maturity, SNH Capital Trust I will use the cash it receives on the redemption of the junior subordinated
                                                  debentures to redeem, on a proportionate basis, the Trust
                                                  Preferred Securities and its common securities. We can
                                                  redeem the junior subordinated debentures before their
                                                  maturity in whole or in part on one or more occasions any
                                                  time on or after June       , 2006, or in whole at any time
                                                  within 180 days following the occurrence and continuation of certain changes in tax or investment company laws and
                                                  regulations at 100% of their principal amount plus accrued and unpaid interest. These circumstances are more fully
                                                  described below under the caption "Description of the trust preferred securities--Redemption" and "Description of the
                                                  trust preferred securities--Right to redeem upon a special event" in this prospectus supplement.

Liquidation Preference...............             Upon any dissolution, winding-up or liquidation of SNH
                                                  Capital Trust I involving the liquidation of the junior
                                                  subordinated debentures, the holders of the Trust Preferred
                                                  Securities will be entitled to receive, out of assets held by SNH Capital Trust I, subject to the rights of creditors of SNH Capital Trust I, if any, a liquidation distribution in cash. SNH Capital Trust I will be able to make this
                                                  distribution of cash only if we redeem the junior
                                                  subordinated debentures. At this time SNH Capital Trust I
                                                  has no creditors, and it has no present intention to incur any debt except trade debt for operating expenses which we are obligated to pay.

The Guarantee........................             We will fully and unconditionally guarantee the payments of all amounts due on the Trust Preferred Securities to the
                                                  extent SNH Capital Trust I has funds available for payment of such distributions. The guarantee does not cover payments when SNH Capital Trust I does not have sufficient funds to make payments on the Trust Preferred Securities. In other
                                                  words, if we do not make a payment on the junior
                                                  subordinated debentures, SNH Capital Trust I will not have sufficient funds to make payments on the Trust Preferred
                                                  Securities, and the guarantee will not obligate us to make those payments on SNH Capital Trust I's behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the
                                                  junior subordinated debentures. For more information, see
                                                  "Description of trust preferred securities and trust
                                                  guarantee" in the accompanying prospectus.

Dissolution of SNH Capital Trust I
  and Distributions of the Junior
  Subordinated Debentures............             We can dissolve SNH Capital Trust I at any time. If we
                                                  dissolve SNH Capital Trust I, or if SNH Capital Trust I
                                                  dissolves because of certain other specified events, such as our bankruptcy, SNH Capital Trust I will distribute the
                                                  junior subordinated debentures to holders of the Trust
                                                  Preferred Securities and the common securities on a
                                                  proportionate basis.

Use of Proceeds......................             SNH Capital Trust I will use the proceeds from this offering to purchase our junior subordinated debentures. We intend to use the proceeds from the sale of the junior subordinated
                                                  debentures to pay underwriting commissions and other costs of issuing the Trust Preferred Securities and our junior
                                                  subordinated debentures and to repay some of our debt
                                                  outstanding under our revolving bank credit facility.

Listing..............................             SNH Capital Trust I has applied to list the Trust Preferred
                                                  Securities on the New York Stock Exchange. If the
                                                  application is approved, we expect that trading will
                                                  commence within 30 days after the Trust Preferred Securities are first issued. You should understand that the listing of the Trust Preferred Securities will not ensure that an
                                                  active trading market will be available or that you will be able to sell your Trust Preferred Securities at the price
                                                  you originally paid for them. If the junior subordinated
                                                  debentures are distributed, we will use our best efforts to list the junior subordinated debentures on the New York
                                                  Stock Exchange (or any other exchange on which the Trust
                                                  Preferred Securities are then listed) in place of the Trust
                                                  Preferred Securities.

Form of the Trust Preferred
  Securities.........................             The Trust Preferred Securities will be represented by one or more global certificates that will be deposited with and
                                                  registered in the name of The Depository Trust Company, New
                                                  York, New York. This means that you will not receive a
                                                  certificate for your Trust Preferred Securities. For more
                                                  details, see the information under the caption "Book-entry procedures and settlement" in this prospectus supplement.

--------------------------------------------------------------------------------

Risk factors

Ownership of the Trust Preferred Securities will involve various risks. The following is a summary of the material risks:

Risk Factors Relating to the Trust Preferred Securities

Our obligations to you are subordinated.

Our obligations under the junior subordinated debentures and our guarantee will be unsecured and subordinated. This means that we cannot make payments on the junior subordinated debentures and the guarantee, and as a result you will not receive any payments on your Trust Preferred Securities, if we are in default on any of our senior debt. In the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay our senior obligations in full before any payments may be made to you. Payments due to you on the Trust Preferred Securities are also effectively subordinated to all liabilities of our subsidiaries. On March 31, 2001, we had indebtedness of $105 million, all of which was senior debt, and additional indebtedness of our subsidiaries totaled $17 million. There is no limitation on our or our subsidiaries' abilities to incur additional senior debt to which the Trust Preferred Securities will be effectively subordinated.

Payments on Trust Preferred Securities may be deferred, and deferrals may have adverse tax and market consequences.

As long as our junior subordinated debentures are not in default, we have the right on one or more occasions to defer paying interest to the Trust on the junior subordinated debentures for up to 20 consecutive quarters. If we defer payments to the Trust, distributions on the Trust Preferred Securities will also be deferred. Although interest will accrue on deferred distributions, we believe it is likely that the market value of Trust Preferred Securities will decline whenever payments are deferred. In the event of these deferrals, under applicable federal income tax laws, holders of Trust Preferred Securities may be required to accrue income and pay taxes as if they received the distributions plus interest during the deferral period, although they will not receive cash distributions. Also, if you sell your Trust Preferred Securities prior to the record date for the first distribution after the deferral period, you will never receive the cash from us related to the accrued interest you reported for federal income tax purposes. For more information concerning the tax consequences of purchasing the Trust Preferred Securities, see "Federal income tax considerations" below. The covenants which we have entered into in connection with this offering generally prohibit us from paying distributions to our common shareholders or to holders of any other equity interests or junior obligations while payments on the Trust Preferred Securities are deferred, and we have no present intention to defer any payments. Nonetheless, deferrals may occur during the term of the Trust Preferred Securities, and, if they do, they may have the adverse tax and market price consequences described in this paragraph.

The Trust Preferred Securities may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

The Trust Preferred Securities may be redeemed in whole or in part on one or
more occasions any time on or after June   , 2006, or at an earlier date in
whole if special events relating to changes in tax laws or investment company laws or regulations occur. The redemption price would equal 100% of the stated principal amount being redeemed plus accrued and unpaid distributions. You may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the Trust Preferred Securities.

--------------------------------------------------------------------------------

Risk factors
--------------------------------------------------------------------------------

You will have limited voting rights.

You will have limited voting rights as a holder of Trust Preferred Securities. You will not have the right to vote for the election or removal of the trustees of the Trust. For a description of what limited voting rights you will have, see "Description of the trust preferred securities--Voting rights; amendment of amended and restated trust agreement."

Absence of public market for the Trust Preferred Securities.

SNH Capital Trust I has applied for listing of the Trust Preferred Securities on the New York Stock Exchange, and if the application is approved, expects that trading will commence within 30 days after the Trust Preferred Securities are first issued. The listing of the Trust Preferred Securities will not necessarily ensure that an active trading market will be available for the Trust Preferred Securities or that you will be able to sell your Trust Preferred Securities at the price you originally paid for them.

Risk Factors Relating to Our Company

Two of our tenants have filed for bankruptcy.

Two of our properties are currently leased to tenants that are in bankruptcy. Although these tenants are paying their rent to us, they may cease to do so in the future or they may otherwise exercise rights available to them pursuant to the United States Bankruptcy Code. Also, because of the financial difficulties facing the nursing home industry generally, some of our other nursing home tenants may file for bankruptcy or stop paying our rent.

Our nursing home operations at repossessed properties may be unprofitable.

As a result of tenant bankruptcies, we assumed financial responsibility for the operations of 57 nursing homes effective July 1, 2000. The bankrupt former tenants for these properties surrendered them to us because they were unwilling or unable to pay us their contractual rent obligations. Tax laws applicable to REITs place restrictions upon the types of activities and investments which we can undertake to improve the operations of these repossessed properties. We have closed two of these properties, and we may decide to close additional properties. We expect that these continuing operations will produce less operating profit than the rent which we previously received for these properties.

Five Star may be unable to manage our repossessed properties effectively.

Tax laws applicable to REITs require us to hire a manager for repossessed nursing homes. Our managing trustees organized Five Star Quality Care, Inc. ("Five Star") to perform this service. Although we believe that there are advantages to us in employing a manager which is not burdened by other nursing home operations, Five Star is a new company with a staff that was recently assembled. Accordingly, Five Star may be unable to operate our repossessed properties effectively.

Our properties and their operations are subject to complex regulations.

Physical characteristics of senior housing properties are mandated by various governmental authorities. Changes in these regulations may require significant expenditures. Our triple net leases require our tenants to maintain our properties in compliance with applicable laws and we generally try to monitor their doing so. However, when our tenants suffer financial distress, maintenance of our properties may be neglected. The properties which we repossessed from bankrupt former tenants will require significant expenditures to address deferred maintenance and make them attractive to residents and to new tenant operators. As of December 31, 2000, we had reserved on our books $10 million from security deposits which were forfeited to us by bankrupt former tenants for this purpose, but this amount may be insufficient. In order to assume financial responsibility for the operations at the properties repossessed or received from IHS and Mariner, our subsidiaries were required to obtain new

--------------------------------------------------------------------------------

Risk factors
--------------------------------------------------------------------------------

operating licenses and Medicare and Medicaid provider agreements. This licensing and certification process was burdensome and complex. Some of our licenses are conditional. A new tenant or buyer of these properties may face regulatory obstacles in obtaining licenses to operate these properties that may reduce the rents or sales prices which we can achieve.

State licensing and Medicare and Medicaid laws require nursing home operators to comply with extensive standards governing nursing home operations. During the past three years, the federal Health Care Financing Administration, HCFA, has increased its efforts to enforce Medicare and Medicaid standards and its oversight of state survey agencies which survey nursing homes and investigate complaints. When deficiencies are identified, sanctions and remedies such as denials of payment for new Medicare and Medicaid admissions, civil money penalties, state oversight, and loss of Medicare and Medicaid participation, may be imposed. HCFA and the states are increasingly using such sanctions and remedies when deficiencies, especially those involving findings of substandard care or repeat violations, are identified. Such sanctions and remedies have been imposed on nursing homes operated by our tenants and Five Star from time to time. Failure of our tenants or Five Star to maintain compliance or to correct deficiencies at nursing home properties in a timely manner could result in such sanctions or remedies being imposed in the future, reducing the income of such properties, and placing them at risk of loss of licensure or Medicare or Medicaid participation.

The operations of many of our properties are dependent upon payments from the Medicare and Medicaid programs.

At most of our properties, other than those leased to Marriott, a substantial majority of the operating revenues are received from the Medicare and Medicaid programs. Since 1998 the federal government has been implementing a Medicare prospective payment system which has lowered Medicare rates paid to nursing homes. Many state Medicaid programs also have adopted rate setting formulas to limit Medicaid rates. As a result, in some instances Medicare and Medicaid rates no longer cover costs incurred by operators of our properties. At present there is an active debate within the federal government and within many state governments between advocates who want to raise Medicare and Medicaid rates and others who want to retain or lower current Medicare and Medicaid rates. We cannot predict the outcome of this debate. Tenant operators who cannot cover their operating costs may cease to pay our rent. Similarly, our operations of the properties repossessed from bankrupt former tenants may be less profitable or unprofitable as a result of their dependence upon Medicare and Medicaid rates.

The operations of our properties have been adversely affected by wage pressures.

A large component of operating costs at our properties is wages. The low unemployment experienced in the U.S. economy during the past few years has made it difficult to find healthcare service workers. During the past few years the operators of many of our properties seem to have raised wages or hired high priced temporary workers to fill necessary positions. At the same time, many rates charged at our properties are set on a yearly contract basis with Medicare and Medicaid programs and with some private payors such as health insurers or health maintenance organizations. During the process of obtaining licenses for the properties' operations for which we assumed financial responsibility from our bankrupt former tenants, we have attempted to negotiate new Medicare and Medicaid rates and to renegotiate some private contract rates; but we have not been successful in obtaining adequate rates to cover increased wage costs in all cases. As a result of these wage pressures, some of our tenants may have difficulty paying our rent and some of the assumed operations at repossessed properties may be less profitable or unprofitable.

--------------------------------------------------------------------------------

Risk factors
--------------------------------------------------------------------------------

Healthcare operations are subject to litigation risks.

There are various federal and state laws prohibiting fraud by health care providers, including criminal provisions that prohibit filing false claims for Medicare and Medicaid payments and laws that govern patient referrals. The state and federal governments seem to be devoting increasing resources to anti-fraud initiatives against health care providers. In some states, advocacy groups have been created with governmental funding to monitor the quality of care at senior housing properties, and these groups have brought litigation against operators. Also, in several instances private litigation by nursing home patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to materially increase the costs of monitoring and reporting quality of care compliance incurred by our tenants and incurred by us for the repossessed operations. In addition, the cost of medical malpractice insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of nursing homes and other senior housing properties continues.

Competition has adversely affected some of our properties.

During the 1990s a large number of new assisted living properties were developed. In most states these properties are subject to less stringent regulations than nursing homes and can operate with fewer personnel and at lower costs. As a result of offering newer accommodations at equal or lower costs, these assisted living facilities often attract residents who would have previously gone to nursing homes; and our nursing home properties now generally have lower occupancies than when we acquired them. Moreover, many of the residents attracted to new assisted living facilities were the most profitable nursing home patients, those who paid higher private pay rates rather than Medicaid or Medicare rates and those who required lesser amounts of care. These competitive factors have caused some of the nursing homes which we own, including some of the properties we repossessed, to decline in value. This decline may continue as assisted living properties or other elderly care alternatives such as home healthcare expand their businesses.

We may be unable to lease or sell repossessed properties at reasonable prices.

Tax laws applicable to REITs provide that we may for three years operate through Five Star the properties which we repossessed from bankrupt former tenants, subject to extensions for up to three more years in certain circumstances. It is our present intention to lease or sell these properties after their operations are improved. However, we may be unable to improve these operations or to find financially capable tenants or buyers to take on these operations. If we cannot lease or sell these properties at reasonable prices we may incur losses.

We may be unable to remain a REIT.

As a REIT we generally do not pay federal and state income taxes. However, our continued qualification as a REIT is dependent upon our compliance with complex provisions of the Internal Revenue Code of 1986, as amended, for which there are available only limited judicial or administrative interpretations. For example, one of our bankrupt former tenants delivered to us several nursing homes, which it owned free of debt, in partial satisfaction of its default obligations to us, and we took possession of these properties through taxable REIT subsidiaries. We have applied to the IRS for a ruling confirming that the operation of these properties by Five Star on behalf of our taxable REIT subsidiaries will not jeopardize our REIT status. We cannot assure you that the IRS will rule in our favor. This structure and ruling request are necessary because these properties are not "foreclosure properties" which we previously leased or mortgage financed. Similarly, as a REIT, the amounts and types of improvements we can make to the operations of the repossessed properties are limited. We believe we have to date operated in a manner which permits us to qualify as a REIT, but because of the repossessed properties and other operating activities which we may undertake in the future it may

--------------------------------------------------------------------------------

Risk factors
--------------------------------------------------------------------------------

not be possible for us to continue in this status. If we cease to be a REIT, we would violate a covenant in our current credit facility, our ability to raise capital could be adversely affected and we may be subject to increased federal and state income taxes.

Our business dealings with our managing trustees may create possible conflicts of interest.

We have no employees. Personnel and other services which we require are provided to us under contract by our advisor, REIT Management & Research, Inc. ("RMR"). RMR is owned by our managing trustees, Barry Portnoy and Gerard Martin. Similarly, the operations of the properties which we repossessed from bankrupt former tenants are managed for us by Five Star, and Five Star is owned by Messrs. Portnoy and Martin. We pay RMR a fee based in large part upon the amount of properties which we own. This fee arrangement could encourage RMR and Messrs. Portnoy and Martin to advocate acquisitions and discourage sales by us. Five Star is paid a percentage of gross revenues for our repossessed properties' operations; and this fee structure could encourage Five Star and Messrs. Portnoy and Martin to continue or expand healthcare operations when doing so is not in our best interests. RMR acts as the advisor to two other publicly owned REITs: HRPT Properties Trust ("HRPT") which owns and operates office buildings, and Hospitality Properties Trust ("HPT") which owns and leases hotels. HRPT owns approximately 49% of our common shares. Messrs. Portnoy and Martin also serve as managing trustees of HRPT and HPT. These multiple responsibilities to three public companies could create competition among these companies for the time and efforts of RMR and Messrs. Portnoy and Martin.

All of the contractual arrangements between us and RMR or Five Star have been approved by our trustees other than Messrs. Portnoy and Martin. Since we began to operate as a separate public company we have sold more properties than we have acquired and our fees payable to RMR have declined. Since Five Star began managing our repossessed properties we have closed some nursing home operations and we may close others in the future. We believe that the quality and depth of management available to us by contracting with RMR and Five Star could not be duplicated by our being a self-advised company or by our contracting with unrelated third parties without considerable cost increases. However, the fact that we believe these relationships have been beneficial to us in the past does not guarantee that these related party transactions may not be detrimental to us in the future.

Changes at Marriott International, Inc. could adversely affect us.

A majority of our rental income is received from Marriott International, Inc. We regard Marriott as a strong credit tenant and its leased properties are performing well. Nonetheless, the Marriott leases extend for a long period through 2013, and Marriott's financial condition and the performance of its leased properties may change. Because our investment in properties leased to Marriott generates a large percentage of our income, any adverse change in Marriott's financial condition or its operations of the leased properties would adversely affect our ability to make payments to the Trust and on the Trust Preferred Securities.

Real estate ownership creates risks and liabilities.

Our business is subject to the following risks associated with real estate acquisitions and ownership:

-   casualty losses, some of which may be uninsured;

-   defaults and bankruptcies by our tenants;

- the illiquid nature of real estate and real estate markets impair our ability to purchase or sell our assets rapidly to respond to changing economic conditions;

- lease expirations which are not renewed or for properties which can only be relet at lower rents;

--------------------------------------------------------------------------------

Risk factors
--------------------------------------------------------------------------------

- costs may be incurred relating to maintenance and repair, and the need to make expenditures due to changes in governmental regulations, including the Americans with Disabilities Act; and

- environmental hazards created by prior owners or occupants, existing tenants, abutters or other persons for which we may be liable.

Use of proceeds

We estimate that the proceeds of this offering of the Trust Preferred Securities will be approximately $50 million. The Trust will use all of the proceeds toward the purchase of $50 million aggregate principal amount of our junior subordinated debentures due 2041. We will use the net proceeds we receive for the debentures, after our payment of underwriting commissions and other expenses relating to the issuance of the Trust Preferred Securities and the junior subordinated debentures, to repay outstanding borrowings under our revolving bank credit facility. At May 31, 2001, the interest rate payable on our revolving bank credit facility was 6.22% per year. Until we use the proceeds of this offering, they may be deposited in interest-bearing accounts or invested in short-term securities, including securities that may not be investment grade rated.

Capitalization

The following table describes our consolidated capitalization as of March 31, 2001, and as adjusted assuming completion of this offering and that the estimated proceeds of this offering net of commissions and other offering expenses are used to repay outstanding borrowings under our revolving bank credit facility.

                                                                  March 31, 2001
                                                                 Actual   As Adjusted
-------------------------------------------------------------------------------------
                                                              (dollars in thousands,
                                                                 except per share
                                                                      amount)
Debt:
  Bank credit facility......................................  $105,000    $    56,725
                                                              --------    -----------
Trust Preferred Securities due 2041.........................        --         50,000
                                                              --------    -----------
Shareholder's equity:
  Common shares of beneficial interest, $0.01 par value:
    25,916,100 issued and outstanding.......................       259            259
  Additional paid-in-capital................................   444,638        444,638
  Cumulative net income.....................................    41,509         41,509
  Cumulative distributions..................................   (62,323)       (62,323)
  Unrealized gain on investment.............................     1,780          1,780
                                                              --------    -----------
      Total shareholders' equity............................   425,863        425,863
                                                              --------    -----------
      Total capitalization..................................  $530,863       $532,588
                                                              ========    ===========

Ratio of earnings to fixed charges

Our consolidated ratio of earnings to fixed charges was 2.3 and 2.7 for the three months ended March 31, 2001 and 2000, respectively, and 3.0, 1.8, 3.4, 3.6 and 3.5 for the years ended December 31, 2000, 1999, 1998, 1997 and 1996, respectively. On an as adjusted basis, our consolidated ratio of earnings to fixed charges was 2.8 and 2.0 for the year ended December 31, 2000 and three months ended March 31, 2001, respectively.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Our Company

SNH is a REIT which invests in senior housing real estate, including apartment buildings for aged residents, assisted living facilities, congregate care communities and nursing homes. We currently own 85 operating properties, which have an undepreciated book value, net of impairment losses, of approximately $593 million, and a net book value of approximately $482 million at March 31, 2001. The properties are located in 23 states.

                                     [MAP]

                                                               Number of    Undepreciated              Net
Location of Properties by State                               properties   carrying value       book value
----------------------------------------------------------------------------------------------------------
                                                                           (in thousands)   (in thousands)
Arizona.....................................................           5        $ 28,012         $ 23,353
California..................................................           7          48,991           40,951
Colorado....................................................           7          27,805           22,933
Connecticut.................................................           3          14,710           11,922
Florida.....................................................           5         131,990          111,708
Georgia.....................................................           4          12,308           10,709
Illinois....................................................           1          36,742           31,332
Iowa........................................................           7          11,377            9,680
Kansas......................................................           1           1,320            1,127
Maryland....................................................           1          33,080           28,086
Massachusetts...............................................           5          73,422           46,367
Michigan....................................................           2           9,086            8,935
Missouri....................................................           2           3,788            3,067
Nebraska....................................................          14          13,437           12,966
New Jersey..................................................           1          13,007           11,396
Ohio........................................................           1           3,445            2,840
Pennsylvania................................................           1          15,598            9,798
South Dakota................................................           3           7,589            5,833
Texas.......................................................           1          12,410           10,491
Virginia....................................................           3          57,666           48,872
Washington..................................................           1           5,192            4,063
Wisconsin...................................................           8          25,175           19,935
Wyoming.....................................................           2           7,245            5,738
                                                              ----------   -------------    -------------
  Total Investments.........................................          85        $593,395         $482,102
                                                              ==========   =============    =============

--------------------------------------------------------------------------------

Our Company
--------------------------------------------------------------------------------

Types of properties

Our present business plan contemplates investment in properties which offer four types of senior housing accommodations, including some properties that combine more than one type in a single building or campus.

    SENIOR APARTMENTS. Senior apartments are marketed to residents who are generally capable of caring for themselves. Residence is usually restricted on the basis of age. Purpose built properties may have special function rooms, concierge services, high levels of security and assistance call systems for emergency use. Residents at these properties who need healthcare or assistance with the activities of daily living are expected to contract independently for these services with homemakers or home healthcare companies.

    CONGREGATE COMMUNITIES. Congregate communities also provide high levels of privacy to residents and require residents to be capable of relatively high degrees of independence. Unlike a senior apartment property, a congregate community usually bundles several services as part of a regular monthly charge--for example, one or two meals per day in a central dining room, weekly maid service or a social director. Additional services are generally available from staff employees on a fee-for-service basis. In some congregate communities, separate parts of the property are dedicated to assisted living or nursing services.

    ASSISTED LIVING FACILITIES. Assisted living facilities are typically comprised of one bedroom suites which include private bathrooms and efficiency kitchens. Services bundled within one charge usually include three meals per day in a central dining room, daily housekeeping, laundry, medical reminders and 24 hour availability of assistance with the activities of daily living such as dressing and bathing. Professional nursing and healthcare services are usually available at the facility on call or at regularly scheduled times. Since the early 1990s there has been significant growth in the number of purpose built assisted living facilities.

    NURSING HOMES. Nursing homes generally provide extensive nursing and healthcare services similar to those available in hospitals, without the high costs associated with operating theaters, emergency rooms or intensive care units. A typical purpose built nursing home includes mostly two-bed rooms with a separate toilet in each room and shared dining and bathing facilities. Some private rooms are often available for those residents who can afford to pay higher rates or for patients whose medical conditions require segregation. Nursing homes are generally staffed by licensed nursing professionals 24 hours per day.

During the past few years, nursing home owners and operators have faced two significant business challenges. First, the rapid expansion of the assisted living industry which started in the early 1990s has attracted a number of residents away from nursing homes. This was especially significant because the residents who chose assisted living facilities previously had often been the most profitable residents in the nursing homes. These residents required a lesser amount of care and were able to pay higher private rates rather than government rates.

The second major challenge arose as a result of Medicare and Medicaid cost containment laws beginning in 1994, particularly 1997 federal legislation that required the Medicare program to implement a prospective payment program for various subacute services provided in nursing homes. Implementation of this Medicare prospective payment program began on July 1, 1998. Prior to the prospective payment program, Medicare generally paid nursing home operators based upon audited costs for services provided. The prospective payment system sets Medicare rates based upon government estimated costs of treating specified medical conditions. Although it is possible that a nursing home may increase its profit if it is able to provide quality services at below average costs, we

--------------------------------------------------------------------------------

Our Company
--------------------------------------------------------------------------------

believe that the effect of the new Medicare rate setting methodology has been and will be to reduce the profitability of Medicare services in nursing homes. This belief is based upon our observation of the impact of similar Medicare changes that were implemented for hospitals during the 1980s.

Tenants and property operations

Our financial condition depends, in part, on the financial condition of our tenants and upon our properties' operations.

    MARRIOTT. Marriott International, Inc. is our most important tenant. Our historical investment in the 14 properties (4,030 units) which we lease to Marriott is approximately $325 million, which represents 55% of our total investments before depreciation. Our depreciated book value of these properties at March 31, 2001, was $276 million. These properties predominately offer congregate care and assisted living services, and approximately 88% of revenues at these properties are paid by residents from private resources. Our lease to Marriott expires in 2013. Marriott has four all or none renewal options for five years each. The lease requires minimum annual rent of approximately $28 million plus increases equal to 4.5% of gross revenue increases at these properties since 1994. The rent paid in 2000 was approximately $30 million. Marriott has guaranteed our lease. Marriott is a NYSE listed company whose major businesses are developing, operating and managing hotels, senior living properties and timeshare resorts. At March 31, 2001, Marriott reported total assets of approximately $8.3 billion and stockholders' equity of approximately
$3.5 billion and is investment grade rated.

    HEALTHSOUTH. We lease five nursing homes (762 beds) to HEALTHSOUTH Corporation. Our historical investment in these properties is approximately
$73 million, which represents 12% of our total investments before depreciation. Our depreciated book value of these properties at March 31, 2001, was approximately $46 million. These leases expire in January 2006. HEALTHSOUTH has several renewal options, but we do not expect that these renewal options will be exercised. The lease requires minimum annual rent of approximately $10 million plus increases equal to 3% of the increase in revenues at the leased properties in excess of revenues for the year ended May 31, 2000. Based upon information provided to us by HEALTHSOUTH, we believe that the net operating income of these properties is less than the rent paid to us. HEALTHSOUTH is a NYSE listed company whose principal businesses are to provide in-hospital rehabilitation services, outpatient rehabilitation services and outpatient surgery services. At March 31, 2001, HEALTHSOUTH reported total assets of approximately $7.5 billion and stockholders' equity of approximately $3.6 billion and its senior unsecured long-term debt is currently rated Ba1 by Moody's Investors Service and BBB- by Standard & Poor's Ratings Services.

    INTEGRATED HEALTH. We lease one nursing home (140 beds) to Integrated Health Services, Inc. Our historical investment in this property is approximately $16 million, which represents 3% of our total investments before depreciation. Our depreciated book value of this property at March 31, 2001, was approximately $10 million. This lease expires in 2010, and Integrated has three renewal options for a total of 30 years. The annual rent payable to us for this lease is approximately $1 million plus annual increases beginning in 2004 based upon the Consumer Price Index. Integrated is a large, publicly owned, nursing home and home health services company. Integrated filed for bankruptcy in 2000, but the lease for this property was amended pursuant to an agreement of the parties, and our lease payments have remained current since then.

    MULTICARE. We lease one nursing home (150 beds) to The Multicare Companies, Inc. Our historical investment in this property is approximately $13 million, which represents 2% of our total

--------------------------------------------------------------------------------

Tenants and property operations
--------------------------------------------------------------------------------

investments before depreciation. Our depreciated book value of this property at March 31, 2001, was approximately $11 million. This lease expires in 2005, and Multicare has three renewal options totaling an additional 25 years. The lease currently requires annual rent of approximately $2 million which increases annually by $13,000. Multicare is a subsidiary of Genesis Health
Ventures, Inc., a large, publicly owned, nursing home company. Both Multicare and Genesis filed for bankruptcy in 2000. Despite these bankruptcy filings, Multicare has continued to pay rent to us on a current basis.

    OTHER TENANTS. As of March 31, 2001, and continuing through today, we lease seven properties to five privately owned tenants as follows (dollars in thousands):

                                                Historical
                                     Type of    investment           Book     Current              Current
                             property/no. of        before    value after     minimum              minimum
Location                       beds or units  depreciation   depreciation   rent/year     lease expiration
----------------------------------------------------------------------------------------------------------
Huron and Sioux        2 nursing homes and 1
Falls, SD                    assisted living
(3 properties)                 facility; 361
                                  beds/units    $ 7,589        $ 5,833       $ 1,078      January 31, 2013

Seattle, WA                    nursing home;
                                   103 beds       5,192          4,063           806     December 31, 2005

Fresno, CA                     nursing home;
                                   180 beds       3,503          2,674           900    September 30, 2015

Grove City                     nursing home;
(Columbus), OH                     200 beds       3,445          2,840           378     December 31, 2003

St. Joseph, MO                 nursing home;
                                   120 beds       1,333          1,109           307         July 31, 2001
----------------------------------------------------------------------------------------------------------
7 properties, in 5       6 nursing homes and
states, leased to 5        1 assisted living
tenants                            facility;
                             964 beds/units     $21,062        $16,519       $ 3,469          2001 to 2015

The leases for the South Dakota, Washington and California properties provide tenants renewal options. The lease for the Missouri property expired on April 30, 2001, but was extended to July 31, 2001, while we continue discussions with this tenant regarding a possible sale of this property or a lease renewal. We have recently begun discussions with the tenant of the Ohio property concerning terms for renewal of this lease.

    FIVE STAR. In 2000, two of our large nursing home tenants, Integrated and Mariner Post-Acute Network, Inc., filed for bankruptcy. Effective July 1, 2000, we entered settlements with these tenants. Pursuant to the Integrated settlement, we assumed the financial responsibility for 40 nursing homes, five nursing homes formerly leased to Integrated were leased to HEALTHSOUTH and the lease for one nursing home was amended as described above. Pursuant to the Mariner settlement, we assumed financial responsibility for 17 nursing homes. During 2000, we closed operations at one of the nursing homes formerly leased to Mariner, and we purchased an assisted living property in the vicinity of a nursing home formerly leased to Mariner. As a result of these activities, at March 31, 2001, 57

--------------------------------------------------------------------------------

Tenants and property operations
--------------------------------------------------------------------------------

healthcare properties, including 55 nursing homes and 2 assisted living properties, located in 12 states, with 5,368 beds were managed for our account, as follows (dollars in thousands):

                                                                             Book value before     Book value after
State (no. of properties)                                      Beds/units         depreciation         depreciation
-------------------------------------------------------------------------------------------------------------------
Arizona(3)............................................               299    $           6,219    $           4,916
California(5).........................................               487               13,697               11,168
Colorado(7)...........................................               763               27,805               22,933
Connecticut(3)........................................               440               14,710               11,922
Georgia(4)............................................               399               12,308               10,709
Iowa(7)...............................................               532               11,377                9,680
Kansas(1).............................................                55                1,320                1,127
Michigan(2)...........................................               321                9,086                8,935
Missouri(1)...........................................                76                2,455                1,957
Nebraska(14)..........................................               873               13,437               12,966
Wisconsin(8)..........................................               917               25,175               19,935
Wyoming(2)............................................               206                7,245                5,739
-------------------------------------------------------------------------------------------------------------------

57 properties in 12 states............................             5,368    $         144,834    $         121,987

Tax laws applicable to REITs require that we engage a manager to operate repossessed properties, and our managing trustees organized Five Star for this purpose. Five Star has assembled a staff of 75 personnel in our home office and in five regional offices who supervise staff of approximately 5,500 full time equivalent employees at these 57 healthcare facilities. Since July 1, 2000, we and Five Star have obtained all of the healthcare licenses and entered various Medicare and Medicaid contracts necessary to operate these properties for our account. Our present business plan is to operate these properties through Five Star until they can be sold or leased. For the three quarterly periods that we and Five Star have operated these properties, our net operating income before depreciation from these operations was as follows (dollars in thousands):

                                                                                NOI
Quarter ended                                                      NOI   annualized
-----------------------------------------------------------------------------------
September 30, 2000..........................................   $1,228    $    4,912
December 31, 2000...........................................    1,292         5,168
March 31, 2001..............................................    1,376         5,504

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SNH Capital Trust I

SNH Capital Trust I is a statutory business trust which we recently formed under Maryland law. Our wholly-owned subsidiary, SNH Capital Trust Holdings, serves as sponsor for SNH Capital Trust I. The trust agreement for SNH Capital Trust I will be amended and restated substantially in the form filed as an exhibit to the registration statement relating to this prospectus supplement, effective when the Trust Preferred Securities are initially issued.

SNH Capital Trust I exists for the exclusive purposes of:

- issuing two classes of trust securities, Trust Preferred Securities to the public and common securities to us, which together represent all of the undivided beneficial interests in the assets of the Trust;

- investing the proceeds of the Trust Preferred Securities and common securities in our junior subordinated debentures;

-   making distributions; and

- engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

The junior subordinated debentures will be the sole assets of SNH Capital Trust I, and our payments under the junior subordinated debentures and our agreement as to expenses and liabilities will be the sole revenue of SNH Capital Trust I. The aggregate liquidation amounts of the common securities which SNH Capital Trust I will issue to us will equal 3% of the aggregate liquidation amounts of the common securities and the Trust Preferred Securities. No separate financial statements of SNH Capital Trust I are included in this prospectus supplement or the accompanying prospectus. We consider these financial statements not to be material to holders of the Trust Preferred Securities because SNH Capital Trust I has no independent operations and its purposes are limited as described above. We do not expect that SNH Capital Trust I will be filing annual, quarterly or special reports with the SEC.

Description of the trust preferred securities

Specific terms of the Trust Preferred Securities are summarized below. This summary is not complete and should be read together with the "Description of trust preferred securities and trust guarantee" in the accompanying prospectus. The form of amended and restated trust agreement was filed as an exhibit to the registration statement related to this prospectus supplement, and you should read the amended and restated trust agreement for provisions that may be important to you. The amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Trust Preferred Securities.

Distributions

Distributions on the Trust Preferred Securities will:

-   be payable in U.S. dollars at   % per annum of the $25 liquidation amount of
    each Trust Preferred Security, including interest payable on overdue distributions, on the basis of a 360-day year of twelve 30-day months;

-   be cumulative and payable quarterly in arrears on March   , June   ,
    September   and December   of each year, commencing September   , 2001; and

-   originally accrue from, and include, the date they are issued.

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Description of the trust preferred securities
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In the event that any date on which distributions are to be made on the Trust
Preferred Securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay.

A business day is any day that is not a Saturday, a Sunday, a day on which banks in New York or Boston, Massachusetts are authorized or required to remain closed, or a day on which the corporate trust office of the property trustee (the "Property Trustee") of the amended and restated trust agreement or the indenture trustee (the "Junior Subordinated Indenture Trustee") of the junior subordinated indenture (the "Junior Subordinated Indenture") is closed for business.

Distributions on the Trust Preferred Securities will be made on the dates payable to the extent that SNH Capital Trust I has funds available for the payment of distributions in the payment account. SNH Capital Trust I's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the junior subordinated debentures. We have guaranteed the payment of distributions out of monies held by SNH Capital Trust I (the "Guarantee") to the extent set forth under "Subordination of the guarantee."

Distributions on the Trust Preferred Securities will be payable to the holders named on the securities register of SNH Capital Trust I on the relevant record dates. As long as the Trust Preferred Securities are represented by a global certificate, the record date for payment of distributions will be one business day before the relevant payment date. If the Trust Preferred Securities are ever issued in certificated form, the record date for the payment of distributions will be the fifteenth day before the relevant payment date, even if not a business day. Distributions will be paid through the Property Trustee, which will hold amounts received in respect of the junior subordinated debentures in the payment account for the benefit of the holders of the trust securities.

Deferral of payment periods

So long as there is no event of default under the Junior Subordinated Indenture, we may defer interest payments on the junior subordinated debentures for a period of up to 20 consecutive quarters. Distributions on the Trust Preferred Securities will not be paid during any deferral period, but will accrue interest
on unpaid distributions at an annual rate of   %, compounded quarterly (to the
extent permitted by law). We cannot make specified payments on our other securities that rank equally with or are junior to the junior subordinated debentures during a deferral period. These prohibited payments are described under "Description of the junior subordinated debentures--Deferral of payment periods" in this prospectus supplement.

Before the end of any deferral period that is shorter than 20 consecutive quarters, we can further defer the period, so long as the entire deferral period would not exceed 20 consecutive quarters. We may also elect to shorten the length of any deferral period. No payments can be deferred beyond the maturity date of the junior subordinated debentures. At the end of any deferral period, if all amounts then due on the junior subordinated debentures, including additional interest on unpaid interest, have been paid, we may elect to begin a new deferral period.

We have no current intention of exercising our right to defer payments of interest by deferring the interest payment period on the junior subordinated debentures.

Redemption

SNH Capital Trust I must redeem the Trust Preferred Securities when the junior subordinated debentures are paid at maturity or if the junior subordinated debentures are redeemed before they

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Description of the trust preferred securities
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mature. The junior subordinated debentures will mature on June   , 2041, and may
be redeemed (1) at any time, in whole but not in part, within 180 days following the occurrence and continuation of a Special Event and (2) at any time on or
after June   , 2006, in whole or in part, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest. See "Right to redeem upon a special event" below for a description of the term Special Event. In the event that fewer than all of the outstanding trust securities are to be redeemed, the Trust Preferred Securities and common securities will be redeemed on a pro-rata basis based on liquidation amounts. The particular Trust Preferred Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by lot or other method as the Property Trustee deems fair and appropriate. Holders of Trust Preferred Securities shall be given not less than 30 nor more than 60 days notice of any redemption prior to maturity.

The full redemption price for each Trust Preferred Security shall equal $25 principal amount plus accrued distributions to the redemption date.

If the Property Trustee gives a notice of redemption in respect of the Trust Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Trust Preferred Securities are in book-entry only form and we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, the Property Trustee will irrevocably deposit with the clearing agent funds sufficient to pay the applicable redemption price. If the trust securities are no longer in book-entry only form and we have paid the Property Trustee a sufficient amount of cash to pay the applicable redemption price, the Property Trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Trust Preferred Securities, and the paying agent will pay the applicable redemption price to the holders of the Trust Preferred Securities.

If notice of redemption has been given and funds deposited as required, then, on the date of the deposit, distributions will cease to accrue and all rights of holders of Trust Preferred Securities called for redemption will cease, except the right of the holders of the Trust Preferred Securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of Trust Preferred Securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. In the event that payment of the redemption price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by SNH Capital Trust I or by us under the Guarantee, distributions on the Trust Preferred Securities will continue to
accrue at   % per year from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Right to redeem upon a special event

We will have the right to redeem all, but not fewer than all, of the junior subordinated debentures, at the redemption price described above, at any time within 180 days following the occurrence and continuation of a Tax Event or an Investment Company Event (either, a "Special Event").

A Tax Event means that the Property Trustee has received an opinion of counsel to the effect that, as a result of any amendment to, change or announced proposed change in:

- the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

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                                                                            S-19
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Description of the trust preferred securities
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-   any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations,

which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the Trust Preferred Securities are issued and sold (and does not pertain to the use of the proceeds from the junior subordinated debentures), there is more than an insubstantial risk that:

- SNH Capital Trust I is or within 90 days would be subject to federal income tax with respect to income accrued or received on the junior subordinated debentures;

- interest payable to SNH Capital Trust I on the junior subordinated debentures is not or within 90 days would not be deductible, in whole or in part, by us for federal income tax purposes; or

- SNH Capital Trust I is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

Investment Company Event means that the Property Trustee has received an opinion of an independent and nationally recognized law firm to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the Trust Preferred Securities are issued and sold, there is more than an insubstantial risk that SNH Capital Trust I is or will be considered an investment company and be required to be registered under the Investment Company Act.

Liquidation

The amount payable on the Trust Preferred Securities in the event of any liquidation of the SNH Capital Trust I is $25 per Trust Preferred Security plus accrued and unpaid distributions, which may be in the form of a distribution of junior subordinated debentures. See "Description of the trust preferred securities--Distribution of the junior subordinated debentures" below.

Distribution of the junior subordinated debentures

SNH Capital Trust I will automatically dissolve on June   , 2041 or will be
dissolved earlier upon the occurrence of certain events (each, an "Early Dissolution Event"), which include:

- our bankruptcy or the bankruptcy of SNH Capital Trust Holdings, our subsidiary which is the sponsor of SNH Capital Trust I;

- the occurrence of a Special Event (with certain limited exceptions in the case of a Tax Event);

-   the redemption, conversion or exchange of all the trust securities;

-   the entry of an order of dissolution of SNH Capital Trust I; and

-   our written notice to the Property Trustee to dissolve SNH Capital Trust I.

In the event of a dissolution (except in the case of a liquidation due to the redemption, conversion or exchange of all the trust securities), after SNH Capital Trust I pays all amounts owed to creditors, SNH Capital Trust I will distribute to the holders of the Trust Preferred Securities and common securities junior subordinated debentures in a total principal amount equal to the total liquidation amount of the Trust Preferred Securities and common securities. However, in the event that, whether because of an order for dissolution entered by a court or otherwise, distribution of the junior subordinated debentures in the manner provided for in the amended and restated trust agreement is

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Description of the trust preferred securities
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determined by the Property Trustee to be impracticable, the trust property will be liquidated, and SNH Capital Trust I will be wound-up or terminated in a manner determined by the Property Trustee.

If SNH Capital Trust I cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by SNH Capital Trust I on its Trust Preferred Securities and common securities will be paid on a pro-rata basis based on aggregate liquidation amounts of each class. However, if an event of default under the Junior Subordinated Indenture has occurred and is continuing, the total amounts due on the Trust Preferred Securities will be paid before any distribution on the trust common securities.

After dissolution and distribution of the junior subordinated debentures, the Trust Preferred Securities and the trust common securities will no longer be outstanding. Certificates representing Trust Preferred Securities will then represent junior subordinated debentures that:

- have a principal amount equal to the liquidation amount of the Trust Preferred Securities; and

- bear accrued and unpaid interest equal to any accrued and unpaid distributions on the Trust Preferred Securities.

If we distribute junior subordinated debentures to holders of Trust Preferred Securities in a dissolution of SNH Capital Trust I, those junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25 and will initially be issued in the form of one or more global securities. We expect that The Depository Trust Company ("DTC"), or any successor depositary for the Trust Preferred Securities, will act as depositary for the junior subordinated debentures. It is anticipated that the depositary arrangements for the junior subordinated debentures would be substantially identical to those in effect for the Trust Preferred Securities. See "Book-entry procedures and settlement" in this prospectus supplement. There can be no assurances as to the market price of any junior subordinated debentures that may be distributed to the holders of Trust Preferred Securities.

If the junior subordinated debentures are distributed, we will use our best efforts to list the junior subordinated debentures on the New York Stock Exchange (or any other exchange on which the Trust Preferred Securities are then listed) in place of the Trust Preferred Securities.

Events of Default

An event of default under the Junior Subordinated Indenture will be an event of default under the amended and restated trust agreement. See "Description of junior subordinated debentures--Events of default under the junior subordinated indenture."

Under the amended and restated trust agreement, we, as holder of the trust common securities, will be deemed to have waived any event of default with respect to the trust common securities until all events of default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default with respect to the Trust Preferred Securities have been cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the amended and restated trust agreement and the Junior Subordinated Indenture. In the event that any event of default with respect to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities as provided in the amended and restated trust agreement, under the amended and restated trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the event of default with respect to the trust common securities for all purposes under the amended and restated trust agreement without any further act, vote or consent of the holders of trust common securities.

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Description of the trust preferred securities
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We and the regular trustees will file annually with the Property Trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended and restated trust agreement.

Upon the occurrence of an event of default under the Junior Subordinated Indenture, the Property Trustee, as the sole holder of the junior subordinated debentures, will have the right to exercise any rights under the Junior Subordinated Indenture to declare the principal of, interest and premium, if any, on the junior subordinated debentures to be immediately due and payable.

If the Property Trustee fails to enforce its rights under the amended and restated trust agreement or the Junior Subordinated Indenture to the fullest extent permitted by law and subject to the terms of the amended and restated trust agreement and the Junior Subordinated Indenture, any holder of Trust Preferred Securities may sue us, or seek other remedies, to enforce the Property Trustee's rights under the amended and restated trust agreement or the Junior Subordinated Indenture without first instituting a legal proceeding against the Property Trustee or any other person. If an event of default occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the junior subordinated debentures when payable, and not during an authorized deferral period, then a holder of the Trust Preferred Securities may directly sue us or seek other remedies to collect its proportionate share of payments owed. See "Relationship among the trust preferred securities, the guarantee and the junior subordinated debentures."

Removal and replacement of trustees

Only the holders of trust common securities have the right to remove or replace the trustees of SNH Capital Trust I. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended and restated trust agreement.

Mergers or consolidations of SNH Capital Trust I

SNH Capital Trust I may not consolidate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a "Merger Event"), except as described below. SNH Capital Trust I may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust securities or the Property Trustee, consummate or complete a Merger Event, provided that:

-   the successor entity either:

    (1) assumes all of the obligations of SNH Capital Trust I relating to its trust securities, or

    (2) substitutes other securities for the Trust Preferred Securities that are substantially similar to the Trust Preferred Securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

- we appoint a trustee of the successor entity who has the same powers and duties as the Property Trustee of SNH Capital Trust I as the holder of the junior subordinated debentures;

- the securities of the successor exchanged for the Trust Preferred Securities are listed, or any such successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the Trust Preferred Securities are then listed;

- the Merger Event does not cause the Trust Preferred Securities or successor securities to be downgraded by any nationally recognized rating agency;

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S-22
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Description of the trust preferred securities
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-   the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

- the successor entity has a purpose substantially identical to that of SNH Capital Trust I; and

- prior to the Merger Event, we have received an opinion of counsel stating that:

    (1) the Merger Event does not adversely affect the rights of the holders of the Trust Preferred Securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

    (2) following the Merger Event, neither SNH Capital Trust I nor its successor entity will be required to register as an investment company under the Investment Company Act;

    (3) following the Merger Event, SNH Capital Trust I or its successor will be treated as a grantor trust for federal income tax purposes;

    (4) we own directly or indirectly all the common securities of the successor entity; and

    (5) we guarantee the obligations of the successor entity under the successor securities in the same manner as in the Guarantee.

In addition, unless all of the holders of the Trust Preferred Securities approve otherwise, SNH Capital Trust I will not consolidate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, merge with or into, or replace it, if the transaction would cause SNH Capital Trust I or its successor entity to be classified other than as a grantor trust for federal income tax purposes.

Voting rights; amendment of amended and restated trust agreement

The holders of Trust Preferred Securities have no voting rights except as discussed in the following paragraphs or under "Description of the trust preferred securities--Mergers or consolidations of SNH Capital Trust I" in this prospectus supplement and "Description of the trust preferred securities and trust guarantee--Trust guarantee" in the accompanying prospectus, and as otherwise required by law and the amended and restated trust agreement.

We and the trustees of SNH Capital Trust I may amend the amended and restated trust agreement:

- to cure ambiguities or inconsistencies in the amended and restated trust agreement (provided that such changes do not adversely affect the rights of holders of any trust securities);

- to modify, add or eliminate provisions necessary to ensure classification as a grantor trust for federal income tax purposes or to ensure that SNH Capital Trust I will not be subject to the Investment Company Act; or

- to comply with requirements under the federal securities laws that the amended and restated trust agreement be qualified under the Trust Indenture Act.

However, if any proposed amendment provides for, or the trustees otherwise propose to effect any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended and restated trust agreement or otherwise, then the holders of the Trust Preferred Securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the Trust Preferred Securities affected by the amendment or proposal.

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                                                                            S-23
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Description of the trust preferred securities
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Any amendment to the amended and restated trust agreement that will change the amount or timing or otherwise adversely affect the amount of any distribution on the trust securities or restricts the right of holders of trust securities to institute a suit of enforcement after a payment date requires the consent of each holder of the trust securities.

No amendment may be made to the amended and restated trust agreement if that amendment would (1) cause SNH Capital Trust I to be characterized as other than a grantor trust for federal income tax purposes or (2) cause SNH Capital Trust I to be deemed to be an investment company which is required to be registered under the Investment Company Act. In addition, no amendment that would impose additional obligations on us under the amended and restated trust agreement shall be entered into without our consent. The Property Trustee is not required to enter into any amendment to the amended and restated trust agreement if it would affect the powers of the Property Trustee.

During an event of default with respect to the Trust Preferred Securities, the holders of a majority of the total liquidation amount of the Trust Preferred Securities have the right to:

- direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or

- direct the exercise of any trust or power conferred upon the Property Trustee under the amended and restated trust agreement, including the right to direct the Property Trustee, as the holder of the junior subordinated debentures, to exercise the remedies available under the Junior Subordinated Indenture with respect to the junior subordinated debentures (excluding the right to direct the Property Trustee to consent to an amendment, modification or termination of the Junior Subordinated Indenture).

So long as any junior subordinated debentures are held by the Property Trustee, the trustees may not:

- direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or executing any trust or power conferred on the Junior Subordinated Indenture Trustee with respect to such junior subordinated debentures,

-   waive any past default under the Junior Subordinated Indenture,

- exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures, or

- consent to any amendment, modification or termination of the Junior Subordinated Indenture or the junior subordinated debentures,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities (except in the case of amendment, modification or termination of the Junior Subordinated Indenture or the junior subordinated debentures, the approval may be given by the holders of a majority in liquidation amount of the Trust Preferred Securities and trust common securities, voting together as a single class, if no event of default has occurred and is continuing).

If a consent under the Junior Subordinated Indenture would require the consent of each affected holder of debt securities, the Property Trustee may not give the consent without the prior written consent of each holder of Trust Preferred Securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities, except by a subsequent vote of holders of the Trust Preferred Securities.

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Description of the trust preferred securities
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In addition, before taking any of the foregoing actions relating to remedies, the Property Trustee must obtain an opinion of counsel stating that, as a result of that action, SNH Capital Trust I will continue to be classified as a grantor trust for federal income tax purposes.

As described in the amended and restated trust agreement, the Property Trustee may hold a meeting to have holders of Trust Preferred Securities vote on a change or have them approve a change by written consent. If a vote by the holders of Trust Preferred Securities is taken or a consent is obtained, any Trust Preferred Securities owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

- we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of Trust Preferred Securities; and

- any Trust Preferred Securities owned by us or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Agreement as to expenses and liabilities

We will enter into an agreement as to expenses and liabilities arising under the amended and restated trust agreement. That agreement will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of SNH Capital Trust I to each person or entity to whom SNH Capital Trust I becomes indebted or liable. The exceptions are the obligations of SNH Capital Trust I to pay to the holders of the Trust Preferred Securities and the trust common securities or other similar interests in SNH Capital Trust I the amounts due to the holders under the terms of those trust common securities or those similar interests.

Book-entry securities

The Trust Preferred Securities will trade through DTC. The Trust Preferred Securities will be represented by a global certificate and registered in the name of Cede & Co., DTC's nominee. See "Book-entry procedures and settlement" in this prospectus supplement.

Information concerning the property trustee

State Street Bank and Trust Company is the Property Trustee, the trustee under the Guarantee and the Junior Subordinated Indenture Trustee. State Street Bank and Trust Company also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding.

For matters relating to compliance with the Trust Indenture Act, the Property Trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically described in the amended and restated trust agreement and, upon an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers given it by the amended and restated trust agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

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                                                                            S-25
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Description of the junior subordinated debentures

Specific terms of the junior subordinated debentures are summarized below. This summary is not complete and should be read together with the "Description of debt securities" in the accompanying prospectus. The Junior Subordinated Indenture and the supplemental indenture under which the junior subordinated debentures will be issued were filed as exhibits to the registration statement or will be filed with the SEC prior to the delivery of the Trust Preferred Securities, and you should read these documents for provisions that may be important to you. The Junior Subordinated Indenture will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the junior subordinated debentures.

The junior subordinated debentures will mature on June   , 2041, and they are
our unsecured obligations and will be subordinate in right of payment to our Senior Indebtedness (as defined below in this section under "Subordination"). Our obligations under the junior subordinated debentures are not guaranteed by our Subsidiaries.

Additional covenants applicable to the junior subordinated debentures

In addition to the covenants discussed in "Description of debt securities--Certain covenants" in the accompanying prospectus, under the Junior Subordinated Indenture, we will agree to:

- maintain 100% ownership of SNH Capital Trust I common securities directly or indirectly, while the junior subordinated debentures remain outstanding, and

- pay to SNH Capital Trust I any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority on SNH Capital Trust I, so that the net amounts received and retained by SNH Capital Trust I after paying any taxes, duties, assessments or other governmental charges will be not less than what SNH Capital Trust I would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Events of default under the junior subordinated indenture

The following are the "events of default" applicable to the junior subordinated debentures, instead of the events of default described in the accompanying prospectus:

- default for 30 days in the payment of any installment of interest payable on any junior subordinated debenture when due and payable (except for the deferral of interest payments as discussed below in "Deferral of payment periods");

- default in the payment of the principal of any junior subordinated debenture when due and payable;

- default in the performance, or breach, of any covenant of SNH contained in the Junior Subordinated Indenture (other than a covenant added to the Junior Subordinated Indenture for the benefit of a series of debt securities other than the junior subordinated debentures), which continues for 60 days after written notice as provided in the Junior Subordinated Indenture; or

- certain events of bankruptcy, insolvency or similar creditor reorganization, or court appointment of a receiver, liquidator or trustee of us or any of our significant subsidiaries or for all or substantially all of our or of their property.

See "Description of debt securities--Events of default and related matters" in the accompanying prospectus for a description of rights, remedies and other matters relating to events of default.

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Description of the junior subordinated debentures
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Interest

Interest on the junior subordinated debentures will:

-   be payable in U.S. dollars at   % per annum, including interest payable on
    overdue interest, to the extent permitted by law, on the basis of a 360-day year of twelve 30-day months;

-   be payable quarterly in arrears on March   , June   , September   and
    December   of each year, beginning September   , 2001, subject to deferral
    as described below under "Deferral of payment periods"; and

-   originally accrue from, and include, the date they are issued.

If any payment date is not a business day, payment will be made on the next following business day, and no interest or other payment will result from the delay.

The record date for interest payments on the junior subordinated debentures will be one business day before the scheduled interest payment date whether or not it is a business day.

Deferral of payment periods

So long as there is no event of default under the Junior Subordinated Indenture, we may defer interest payments on the junior subordinated debentures for a period of up to 20 consecutive quarters; except that no such deferral period may extend beyond the maturity of the junior subordinated debentures. During this period, the interest on the junior subordinated debentures will still accrue at
a per annum rate of   %. In addition, interest on the deferred interest will
accrue at an annual rate of   %, compounded quarterly, to the extent permitted
by law. Distributions on the Trust Preferred Securities would not be paid during any deferral period with respect to the junior subordinated debentures, but
would accumulate at the per annum rate of   %. In addition, interest on unpaid
distributions will accrue at an annual rate of   %, compounded quarterly, to the
extent permitted by law. When we refer to the deferral of any payment of interest, interest for that purpose also includes any additional amounts we have agreed to pay relating to taxes or other governmental charges as described above in the second bullet point under "Additional covenants applicable to junior subordinated debentures" in this section.

Before the end of any deferral period that is shorter than 20 consecutive quarters, we may further defer the period, so long as the entire deferral period does not exceed 20 consecutive quarters. We may also elect to shorten the length of any deferral period. At the end of any deferral period, if all amounts then due on the junior subordinated debentures, including additional interest on unpaid interest, have been paid, we may elect to begin a new deferral period.

If we defer payment on the junior subordinated debentures, we generally may not:

- declare or pay any dividend or distribution on our shares of beneficial interest;

- redeem, purchase, acquire or make a liquidation payment with respect to, any of our shares of beneficial interest;

- make any payment of principal or of interest or premium, if any, or repay or repurchase or redeem any indebtedness that is equal in right of payment with, or subordinated to, the junior subordinated debentures; or

- make any guarantee payments with respect to any indebtedness of ours or our subsidiaries that is equal in right of payment with, or subordinated to, the junior subordinated debentures.

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Description of the junior subordinated debentures
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We will give SNH Capital Trust I and the Junior Subordinated Indenture Trustee
notice of our election of a deferral period on or before the earlier of:

-   one business day before the record date for the scheduled distribution; and

- the date we are required to give notice of a deferral period to the New York Stock Exchange or to any securities exchange where the Trust Preferred Securities are then listed.

These deferrals will also apply to distributions on Trust Preferred Securities and trust common securities. We will cause SNH Capital Trust I to send notice of that election to the holders of Trust Preferred Securities.

Redemption

The junior subordinated debentures may be redeemed (1) at any time on or after
June   , 2006, in whole or in part, or (2) prior to such date in whole, but not in part, within 180 days following the occurrence and continuance of a Tax Event or Investment Company Event, in any such case at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest. For the definitions of Tax Event and Investment Company Event, see "Description of the trust preferred securities--Right to redeem upon a special event" in this prospectus supplement.

Subordination

The junior subordinated debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all our Senior Indebtedness as defined below. If:

- we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise,

- a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness, or

- the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we must make provision for those payments, before the holders of any junior subordinated debentures have the right to receive any payments of principal or interest on their junior subordinated debentures.

Senior Indebtedness means the principal, premium, interest and any other payment in respect of any of the following:

- all of our indebtedness for borrowed or purchased money that is evidenced by notes, debentures, bonds or other written instruments;

- our obligations for reimbursement under letters of credit, banker's acceptances, security purchase facilities or similar facilities issued for our account;

- any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

- all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors.

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Description of the junior subordinated debentures
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Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Junior Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Junior Subordinated Indenture to change adversely the subordination of any outstanding junior subordinated debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

The Junior Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

Subordination of the guarantee

Terms of our Guarantee are described in the accompanying prospectus under the caption "Description of trust preferred securities and trust guarantee--Trust guarantee." The following description supplements that description. The form of our Guarantee was filed as an exhibit to the registration statement related to this prospectus supplement, and you should read that document for provisions which are important to you.

Our obligations under the Guarantee are unsecured obligations, and will be subordinate and junior in right of payment to our Senior Indebtedness, to the extent and in the same manner, as our obligations under the junior subordinated debentures. That subordination and the definition of the term "Senior Indebtedness" are discussed above under the caption "Description of the junior subordinated debentures--Subordination." Our obligations under the Guarantee are not guaranteed by our Subsidiaries.

The terms of the Trust Preferred Securities will provide that each holder of the Trust Preferred Securities, by accepting those Trust Preferred Securities, agrees to the subordination provisions and other terms of the Guarantee.

Book-entry procedures and settlement

Upon issuance, all book-entry securities will be represented by one or more fully registered global certificates. Each global security will be deposited with DTC or its custodian and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

The following is based on information furnished to us by DTC that we believe to be reliable, but we accept no responsibility for its accuracy:

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities that its participants ("Direct Participants") deposit with DTC. DTC facilitates the clearance and settlement of securities transactions among its Direct Participants in these securities through electronic book-entry changes in accounts of the Direct Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Direct Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Persons who are not Direct Participants may beneficially own securities held by DTC only through Indirect Participants (as defined below).

DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to

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DTC's system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities. DTC's records reflect only the identity of the Direct Participants to whose accounts the securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Although voting with respect to the securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to securities. Under its usual procedures, DTC would mail an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the securities will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the relevant payment date. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name", and will be the responsibility of the Direct or Indirect Participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of us and the Property Trustee, disbursement of the payments to Direct Participants is the responsibility of DTC, and disbursement of the payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided in this prospectus supplement, a Beneficial Owner of securities will not be entitled to receive physical delivery of securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the securities. The laws of some jurisdictions require

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Book-entry procedures and settlement
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that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us or the sponsor. Under those circumstances, in the event that a successor securities depositary is not obtained, securities certificates will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the securities. In that event, certificates for the securities will be printed and delivered to the holders of record.

We have no responsibility for the performance by DTC or its Direct and Indirect Participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

Relationship among the trust preferred securities, the guarantee and the junior subordinated debentures

We will guarantee payments of distributions and redemption and liquidation payments due on the Trust Preferred Securities, to the extent SNH Capital Trust I has funds available for the payments, to the extent described under "Description of trust preferred securities and trust guarantee--Trust guarantee", in the accompanying prospectus. No single document executed by us in connection with the issuance of the Trust Preferred Securities will provide for our full, irrevocable and unconditional guarantee of the Trust Preferred Securities. It is only the combined operation of our obligations under the Guarantee, the amended and restated trust agreement and the Junior Subordinated Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of SNH Capital Trust I's obligations under the Trust Preferred Securities.

As long as we make payments of interest and other payments when due on the junior subordinated debentures held by SNH Capital Trust I, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the Trust Preferred Securities issued by SNH Capital Trust I, primarily because:

- the total principal amount of the junior subordinated debentures is equal to the sum of the total liquidation amount of the trust securities;

- the interest rate and interest and other payment dates on the junior subordinated debentures match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

- we will pay for any and all costs, expenses and liabilities of SNH Capital Trust I except its obligations under its Trust Preferred Securities; and

- the amended and restated trust agreement provides that SNH Capital Trust I will not engage in any activity that is not consistent with the limited purposes of SNH Capital Trust I.

If and to the extent that we do not make payments on the junior subordinated debentures, SNH Capital Trust I will not have funds available to make payments of distributions or other amounts due on its Trust Preferred Securities. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of Trust Preferred Securities under the amended and restated trust agreement to the extent we make a payment to you in any such legal action. You will not have the right to sue us or otherwise take action to collect payments on the Trust Preferred Securities during a deferral period.

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                                                                            S-31
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Accounting treatment

SNH Capital Trust I will be treated as our subsidiary for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of SNH Capital Trust I. The Trust Preferred Securities, along with any other trust preferred securities that we may guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and required disclosures, if any, about the Trust Preferred Securities will be included in the notes to our consolidated financial statements. We will record distributions that SNH Capital Trust I pays on the Trust Preferred Securities as an expense in determining net income available to common shareholders in our consolidated statement of income.

Federal income tax considerations

The following summary of United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities and the junior subordinated debentures is based upon the Internal Revenue Code of 1986, as amended (the "Tax Code"), United States Treasury regulations, and rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. In particular, either the Internal Revenue Service (IRS) or the courts could disagree with the conclusions contained in this summary.

The summary deals only with Trust Preferred Securities and junior subordinated debentures held as capital assets and does not deal with persons in special tax situations, for example, financial institutions, banks, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Trust Preferred Securities or junior subordinated debentures as a position in a "straddle" or in a "hedging" or "conversion" transaction for tax purposes, or persons whose functional currency is not the United States dollar. The summary also does not deal with holders other than original purchasers who purchase the Trust Preferred Securities at their original purchase price. Before purchasing the Trust Preferred Securities or junior subordinated debentures, you should consult your own tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the Trust Preferred Securities and junior subordinated debentures arising under any other tax laws of the United States or other taxing jurisdictions.

For purposes of this summary, a "U.S. HOLDER" is a beneficial owner of a Trust Preferred Security or junior subordinated debenture that is for United States federal income tax purposes:

-   a citizen or resident of the United States,

- a corporation or partnership, or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, unless otherwise provided by United States Treasury regulations,

- an estate the income of which is subject to United States federal income taxation regardless of its source, or

- a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996 to the extent provided in United States Treasury regulations,

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Federal income tax considerations
--------------------------------------------------------------------------------

in each case except as otherwise provided under the provisions of an applicable tax treaty. A "NON-U.S. HOLDER" is a beneficial owner of a Trust Preferred Security or junior subordinated debenture that is not a U.S. Holder.

Our Company

The sections of the Tax Code that govern the federal income tax qualification and treatment of a REIT and its shareholders are highly technical and complex. We have elected to be taxed as a REIT under Sections 856 through 860 of the Tax Code, commencing with our taxable year ending December 31, 1999. Our REIT election, assuming continuing compliance with the qualification tests summarized in the section of our Annual Report on Form 10-K captioned "Federal Income Tax Considerations," continues in effect for subsequent taxable years. Although no assurance can be given, we believe that, subject to the qualifications, assumptions, and discussion in the Annual Report on Form 10-K, we are organized, have operated, and will continue to operate in a manner that qualifies us to be taxed under the Tax Code as a REIT.

In general, our continued qualification under the Tax Code as a REIT requires that substantially all of our taxable net income be distributed to our shareholders. Further, as a REIT we are generally not subject to federal corporate income tax on our net income distributed as dividends to our shareholders.

Classification of the trust preferred securities and the junior subordinated debentures

In connection with the issuance of the junior subordinated debentures, Sullivan & Worcester LLP will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the junior subordinated debentures and related documents, and based on facts and assumptions contained in its opinion, the junior subordinated debentures will be classified for United States federal income tax purposes as our indebtedness.

In connection with the issuance of the Trust Preferred Securities, Sullivan & Worcester LLP will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the amended and restated trust agreement, the Junior Subordinated Indenture, the Guarantee and related documents, and based on the facts and assumptions contained in its opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as an association that is taxable as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the assets of the Trust, specifically, the junior subordinated debentures. You will therefore be required to include in income for United States federal income tax purposes your allocable share of interest and other income paid or accrued on the junior subordinated debentures. Purchase price for a Trust Preferred Security that is allocable to prior accrued distributions may be treated as offsetting a portion of the interest income from the next scheduled payment or accrual on the junior subordinated debentures. Further, corporate U.S. Holders of the Trust Preferred Securities will not be entitled to a dividends received deduction for any income from the Trust Preferred Securities.

By acceptance of a Trust Preferred Security, each holder covenants for federal income tax purposes to treat the junior subordinated debentures as our indebtedness and to treat the Trust Preferred Securities as evidence of a beneficial ownership interest in the junior subordinated debentures through a grantor trust.

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                                                                            S-33
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Interest income and original issue discount

Under the Treasury regulations relating to original issue discount (OID), a debt instrument is deemed to be issued with OID if there is more than a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid. Our exercise of the option to defer payments of stated interest on the junior subordinated debentures would generally prevent us from:

- paying a dividend or making any other payment or distribution on our shares of beneficial interest, a constraint that could jeopardize our continued qualification as a REIT under the Tax Code;

- redeeming, purchasing, acquiring or making a liquidation payment on any of our shares of beneficial interest;

- making any interest, principal or premium payment on, or repaying, repurchasing or redeeming, any of our indebtedness that ranks equally with or junior to the junior subordinated debentures; and

- making any guarantee payments with respect to any of our indebtedness that ranks equally with or junior to the junior subordinated debentures.

We therefore believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the Treasury regulations. Accordingly, we intend to take the position that the junior subordinated debentures will not be deemed to be issued with OID. Based on this position, stated interest payments on the junior subordinated debentures will be includible in your ordinary income at the time that those payments are received or accrued, in accordance with your regular method of accounting for federal income tax purposes. However, the IRS could interpret the Treasury regulations for OID in a manner contrary to the position we intend to take. If the IRS succeeded in asserting the contrary position, the OID rules would generally require you to include interest on the junior subordinated debentures in your taxable income as it accrues rather than when you receive payment, even though you use the cash method of accounting for federal income tax purposes.

Exercise of deferral option

Under the Treasury regulations, if we exercise our option to defer the payment of interest on the debentures, then the junior subordinated debentures will be treated as redeemed and reissued for OID purposes. Accordingly, the sum of the remaining interest payments on the junior subordinated debentures would be treated as OID, which you would be required to accrue and include in taxable income on an economic accrual basis over the remaining term of the junior subordinated debentures, without regard to the actual timing of interest payments under the junior subordinated debentures and without regard to your regular method of accounting for federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the junior subordinated debentures and the actual receipt of future payments of stated interest on the junior subordinated debentures would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of that period. Any OID included in income would increase your adjusted tax basis in your Trust Preferred Securities and junior subordinated debentures, and your actual receipt of cash interest payments would reduce that adjusted tax basis.

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Receipt of junior subordinated debentures or cash upon liquidation of SNH
Capital Trust I

If we dissolve SNH Capital Trust I and cause it to distribute the junior subordinated debentures on a proportionate basis to you, you will not be subject to tax on that distribution. Instead, you will continue to be treated for federal income tax purposes as the owner of the junior subordinated debentures underlying your Trust Preferred Securities, and your tax attributes in respect of that investment will remain the same. Thus, you will have an adjusted tax basis in the junior subordinated debentures received in the liquidation equal to the adjusted tax basis in your Trust Preferred Securities surrendered. Similarly, your holding period for the junior subordinated debentures will include the period during which you had held the surrendered Trust Preferred Securities.

If you receive junior subordinated debentures in exchange for your Trust Preferred Securities, you would continue to accrue interest, and OID if any, in respect of those junior subordinated debentures in the manner described above. Similarly, if the junior subordinated debentures are redeemed for cash and the proceeds of the redemption are distributed to you in redemption of your Trust Preferred Securities, the redemption would be treated as a sale of the Trust Preferred Securities, in which gain or loss is recognized as described below.

Sale of trust preferred securities or junior subordinated debentures

If you sell your Trust Preferred Securities or junior subordinated debentures, or otherwise dispose of them in a taxable transaction, then you will recognize gain or loss in an amount equal to the difference between:

- the amount realized on the sale, exclusive of the amount equal to any unpaid interest on the junior subordinated debentures not previously included in your income, which excluded amount will be taxed as interest in the manner described above, and

- your adjusted tax basis in the Trust Preferred Securities or junior subordinated debentures at the time of disposition.

For these purposes, your adjusted tax basis generally will equal the initial purchase price that you paid for the Trust Preferred Securities, minus any amounts paid for prior accrued distributions that have been offset against interest or OID income, plus any accrued and unpaid distributions that you were required to treat as OID income, minus any cash payments you received in respect of accrued OID. Your gain or loss on the sale of Trust Preferred Securities or junior subordinated debentures generally will be capital gain or loss, and will be long-term capital gain or loss if you have held the investment for more than one year at the time of disposition. Preferential rates of tax may apply to gains recognized upon the disposition of investments held for more than one year.

Taxation of non-U.S. holders

The rules governing the United States federal income taxation of non-U.S. Holders are complex, and the following discussion is intended only as a summary of these rules. If you are a non-U.S. Holder, we urge you to consult with your own tax advisor to determine the impact of United States federal, state, local, and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your investment in the Trust Preferred Securities or the junior subordinated debentures.

If you are a non-U.S. Holder, you will not be subject to federal income tax on payments of principal, premium, if any, or interest or OID on the Trust Preferred Securities or the junior subordinated

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debentures, or upon the sale, exchange, redemption, retirement or other disposition of the Trust Preferred Securities or the junior subordinated debentures, if:

- you do not own directly or indirectly 10% or more of the voting equity of Senior Housing Properties Trust;

- your income and gain in respect of the Trust Preferred Securities and junior subordinated debentures is not effectively connected with the conduct of a United States trade or business;

- we or the applicable paying agent (the "Withholding Agent") have received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, OID, principal, premium, or other disposition proceeds occurs, or in a preceding calendar year to the extent provided for in the instructions to the applicable IRS Form W-8; and

- in the case of gain upon the sale, exchange, redemption, retirement or other disposition of the Trust Preferred Securities or junior subordinated debentures recognized by an individual non-U.S. Holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

The IRS Form W-8 or substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. Holder and providing your name and address. You must inform the Withholding Agent of any change in the information on this statement within 30 days of the change, and complete and submit a new IRS Form W-8 with the updated information. If you hold the Trust Preferred Securities or junior subordinated debentures through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a copy of the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution.

If you are a non-U.S. Holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the Treasury regulations' certification requirements. Treasury regulations also provide rules to determine whether, for purposes of determining the applicability of a tax treaty, interest paid to a non-U.S. Holder that is an entity should be treated as paid to the entity or to those holding the ownership interests in that entity, and whether the entity or the holders in the entity are entitled to benefits under the tax treaty.

In general, a non-U.S. Holder will be subject to regular United States federal income tax in the same manner as a U.S. Holder with respect to its investment in the Trust Preferred Securities and the junior subordinated debentures, if that investment is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States. In addition, a corporate non-U.S. Holder that receives income that is or is deemed effectively connected with a trade or business in the United States may also be subject to the 30% branch profits tax under Section 884 of the Tax Code, which is payable in addition to regular United States federal corporate income tax. To obtain an exemption from withholding on Trust Preferred Securities or junior subordinated debentures effectively connected with your conduct of a trade or business in the United States, you must generally supply to the withholding agent an applicable IRS Form W-8.

Information reporting and backup withholding

Information reporting and backup withholding may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that

--------------------------------------------------------------------------------

Federal income tax considerations
--------------------------------------------------------------------------------

you furnish the required information to the IRS. The backup withholding rate is currently 31%, but recently enacted legislation will phase in lower rates over the next several years.

If you are a U.S. Holder, you may be subject to backup withholding when you receive interest or OID payments on the Trust Preferred Securities or junior subordinated debentures, or proceeds upon the sale, exchange, redemption, retirement or other disposition of the Trust Preferred Securities or junior subordinated debentures. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

-   your correct taxpayer identification number, and

- a certification that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category,
    (b) you have not been notified by the IRS that you are subject to backup withholding or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS. Unless you have established on a properly executed IRS Form W-9 or substantially similar form that you are a corporation or come within another enumerated exempt category, interest and other payments on the Trust Preferred Securities or junior subordinated debentures paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS. It is anticipated that income on the Trust Preferred Securities and junior subordinated debentures will be reported to U.S. Holders on Form 1099-INT or, if we exercise our option to defer any payment of interest, Form 1099-OID, and mailed to U.S. Holders by January 31 following each calendar year.

If you are a non-U.S. Holder, the amount of interest and OID paid to you on the Trust Preferred Securities or junior subordinated debentures during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest and OID paid to you on the Trust Preferred Securities or the junior subordinated debentures may be subject to backup withholding, unless you properly certify your non-U.S. Holder status on an IRS Form W-8 or substantially similar form in the manner described above. Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of the Trust Preferred Securities or junior subordinated debentures, if you properly certify that you are a non-U.S. Holder on an IRS Form W-8 or substantially similar form.

ERISA plans, Keogh plans and individual retirement accounts

General fiduciary obligations

Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, ERISA, must consider whether:

- their investment in the Trust Preferred Securities satisfies the diversification requirements of ERISA;

- the investment is prudent in light of possible limitations on the marketability of our Trust Preferred Securities and junior subordinated debentures;

- they have authority to acquire the Trust Preferred Securities under the applicable governing instrument and Title I of ERISA; and

--------------------------------------------------------------------------------

ERISA plans, Keogh plans and individual retirement accounts
--------------------------------------------------------------------------------

- the investment is otherwise consistent with their fiduciary responsibilities.

Trustees and other fiduciaries of an ERISA plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities. In addition, these fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the plan on account of a violation. Fiduciaries of any IRA, Roth IRA, Keogh Plan or other qualified retirement plan subject to the prohibited transaction provisions of the Tax Code but not subject to Title I of ERISA, referred to as "non-ERISA plans," should consider that a plan may only make investments that are authorized by the appropriate governing instrument. Fiduciaries should consult their own legal advisors if they have any concern as to whether the investment is consistent with the foregoing criteria.

Prohibited transactions

Fiduciaries of ERISA plans and persons making the investment decision for an IRA or other non-ERISA plan should consider the application of the prohibited transaction provisions of ERISA and the Tax Code in making their investment decision. Sales and other transactions between an ERISA plan or a non-ERISA plan, and persons related to it are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of an ERISA plan or non-ERISA plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA plans, may also result in the imposition of an excise tax under the Tax Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the plan. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA or Roth IRA is maintained or his beneficiary, the IRA or Roth IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to the individual in a taxable distribution on account of the prohibited transaction, but no excise tax will be imposed. Fiduciaries should consult their own legal advisors as to whether the ownership of the Trust Preferred Securities or junior subordinated debentures involves a prohibited transaction.

Special fiduciary and prohibited transactions consequences

The Department of Labor, which has administrative responsibility over ERISA plans as well as non-ERISA plans, has issued a regulation defining "plan assets." The regulation generally provides that when an ERISA or non-ERISA plan acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA plan's or non-ERISA plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

The regulation defines a publicly offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Securities Exchange Act of 1934, or sold under an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The Trust Preferred Securities have been registered under the Securities Exchange Act of 1934.

The regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We believe

--------------------------------------------------------------------------------

ERISA plans, Keogh plans and individual retirement accounts
--------------------------------------------------------------------------------

that, immediately after this offering, the Trust Preferred Securities will be owned by 100 or more investors independent of us and of each other, and therefore that the "widely held" requirement for qualification as publicly offered securities will be met.

The regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, some restrictions on transfer ordinarily will not, alone or in combination, affect a finding that these securities are freely transferable. The restrictions on transfer enumerated in the regulation as not affecting that finding include:

- any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification for federal or state tax purposes, or would otherwise violate any state or federal law or court order;

- any requirement that advance notice of a transfer or assignment be given to the issuer and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence;

- any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and

- any limitation or restriction on transfer or assignment which is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that at present there exist no other facts or circumstances limiting the transferability of the Trust Preferred Securities which are not included among those enumerated as not affecting their free transferability under the regulation, and we do not expect or intend to impose in the future, or to permit any person to impose on our behalf, any limitations or restrictions on transfer which would not be among the enumerated permissible limitations or restrictions.

The discussion herein of ERISA is general in nature and is not intended to be complete. Any fiduciary of a plan, governmental plan, church plan or a foreign plan considering an investment in the Trust Preferred Securities should consult with its legal advisors regarding the consequences and advisability of this investment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Underwriting

Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date of this prospectus supplement, each of the Underwriters named below has severally agreed to purchase, and SNH Capital Trust I has agreed to sell to each of the Underwriters, for whom UBS Warburg LLC and Salomon Smith Barney Inc. are acting as the representatives, severally, the number of Trust Preferred Securities listed opposite its name below:

                                                                    Number of
                                                              Trust Preferred
Underwriter                                                        Securities
-----------------------------------------------------------------------------
UBS Warburg LLC.............................................
Salomon Smith Barney Inc....................................
A.G. Edwards & Sons, Inc....................................
First Union Securities, Inc.................................
Prudential Securities Incorporated..........................
Credit Suisse First Boston Corporation......................
Tucker Anthony Incorporated.................................
                                                                 ---------
Total.......................................................     2,000,000
                                                                 =========

The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Trust Preferred Securities are subject to the approval of specified legal matters by their counsel and to other conditions. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions described in the Underwriting Agreement, to purchase all the Trust Preferred Securities offered in this issuance, if any. In the event of default by an Underwriter, the Underwriting Agreement provides that, in some circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

The Underwriters propose to offer the Trust Preferred Securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $ per Trust Preferred Security. The Underwriters may allow, and the dealers may reallow, a concession not in excess of $ per Trust Preferred Security to other dealers. After the initial offering of the Trust Preferred Securities, the public offering price, concession and other selling terms may be changed.

SNH Capital Trust I has granted an option to the Underwriters, exercisable during the 30-day period after the date of this prospectus supplement, to
purchase up to an aggregate of   additional Trust Preferred Securities at the
price to the public set forth on the cover page of this prospectus supplement. The Underwriters may exercise this option only to cover over-allotments, if any. If the Underwriters exercise this option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the additional Trust Preferred Securities which the number of Trust Preferred Securities to be purchased by it shown in the foregoing table
bears to the       Trust Preferred Securities offered by this prospectus
supplement.

Because the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase our junior subordinated debentures, the Underwriting Agreement provides that we will pay to the Underwriters as
compensation for their services $  per Trust Preferred Security, or $      in
the aggregate. If the Underwriters exercise the over-allotment option, we will pay $ for their services per Trust Preferred Security, or up to an additional
$      in the aggregate. We will also pay other expenses of the offering, which
we expect to be approximately $      .

--------------------------------------------------------------------------------

Underwriting
--------------------------------------------------------------------------------

We and SNH Capital Trust I have agreed that, without the prior written consent of the representatives, on behalf of the Underwriters, we and SNH Capital Trust I will not, during the period ending 30 days after the date of this prospectus supplement and the delivery of the Trust Preferred Securities, directly or indirectly, publicly issue, sell, offer or contract to sell, in the market in which the Trust Preferred Securities are being offered and sold, any Trust Preferred Securities or substantially similar securities to Trust Preferred Securities.

Prior to this offering, there has been no market for the Trust Preferred Securities. SNH Capital Trust I plans to list the Trust Preferred Securities on the New York Stock Exchange, and trading of the Trust Preferred Securities is expected to begin within a 30-day period after the Trust Preferred Securities are first issued. In order to meet all of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the Underwriters have agreed to sell in lots of 100 or more the Trust Preferred Securities to a minimum of 400 beneficial holders. The Underwriters have advised us that they intend to make a market in the Trust Preferred Securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Trust Preferred Securities.

In order to facilitate the offering of the Trust Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Trust Preferred Securities. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the Trust Preferred Securities for their account. In addition, to cover over-allotments or to stabilize the price of the Trust Preferred Securities, the Underwriters may bid for, and purchase, the Trust Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Trust Preferred Securities in the offering if the syndicate repurchases previously distributed Trust Preferred Securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the Trust Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

We and SNH Capital Trust I have agreed to indemnify the Underwriters against, or contribute to payments the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

Some of the Underwriters engage in transactions with, and from time to time have performed services for, us and our subsidiaries in the ordinary course of business.

Legal matters

Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, will issue an opinion about the legality of the Trust Preferred Securities. Dewey Ballantine LLP, New York, New York, is acting as counsel for the Underwriters. Sullivan & Worcester LLP and Dewey Ballantine LLP will rely, as to certain matters of Maryland law, upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Barry M. Portnoy was a partner in the firm of Sullivan & Worcester LLP until March 31, 1997 and is one of our managing trustees, a managing trustee of HRPT Properties Trust, which owns approximately 49% of our common shares, a director and 50% owner of REIT Management & Research, Inc., our investment adviser, a trustee of SNH Capital Trust I and a director and 50% owner of Five Star Quality Care, Inc., our property operator. Sullivan & Worcester LLP represents HRPT

--------------------------------------------------------------------------------

Legal matters
--------------------------------------------------------------------------------

Properties Trust, REIT Management & Research, Inc., Five Star Quality Care, Inc. and their affiliates on various matters.

                                   ---------

The Articles of Amendment and Restatement establishing Senior Housing Properties Trust, dated September 20, 1999, a copy of which, together with all amendments thereto, is duly filed in the office of the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under the Declaration of Trust, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of Senior Housing Properties Trust shall be held to any personal liability, for any obligation of, or claim against, Senior Housing Properties Trust. All persons dealing with Senior Housing Properties Trust, shall look only to the assets of Senior Housing Properties Trust for the payment of any sum or the performance of any obligation.

--------------------------------------------------------------------------------

PROSPECTUS
--------------------------------------------------------------------------------

$500,000,000

Senior Housing Properties Trust

Debt Securities, Preferred Shares of Beneficial Interest, Depositary Shares, Common Shares of Beneficial Interest and Warrants

SNH Capital Trusts

Trust Preferred Securities Fully and Unconditionally Guaranteed

----------------------------------------------------------------------

We may offer and sell, from time to time, in one or more offerings:

-   common shares

-   preferred shares

-   debt securities

-   warrants

These securities may be offered and sold separately or together in units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

SNH Capital Trust I, II and III may offer and sell, from time to time, in one or more offerings, trust preferred securities which will be fully and unconditionally guaranteed by us. Our guarantees may be senior or subordinated. The trust preferred securities may be offered and sold separately or together in units with other securities described in this prospectus.

Our debt securities and guarantees may be guaranteed by one or more of our subsidiaries. Those subsidiary guarantees may be senior or subordinate obligations of the applicable subsidiaries.

The securities described in this prospectus offered by us or by SNH Capital Trust I, II and III may be issued in one or more series or issuances. The total offering price of these securities, in the aggregate, will not exceed $500,000,000. We will provide the specific terms of any securities we actually offer in supplements to this prospectus. You should carefully read this prospectus and the supplements before you decide to invest in any of these securities.

Risks associated with an investment in the securities will be described in the applicable prospectus supplement, as described under "Risk factors" on page 3.

The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any listing on a securities exchange. Our common shares are listed on the New York Stock Exchange under the symbol "SNH."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 21, 2001.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                          Page
                                        --------
Senior Housing Properties Trust.......      1
SNH Capital Trusts....................      1
Risk factors..........................      3
Use of proceeds.......................      3
Ratio of earnings to fixed charges....      3
Description of debt securities........      4
Description of common shares..........     12
Description of preferred shares.......     13
Description of depositary shares......     18
Description of warrants...............     22

                                          Page
                                        --------
Description of trust preferred
  securities and trust guarantee......     23
Description of certain provisions of
  Maryland law and our declaration of
  trust and bylaws....................     27
Plan of distribution..................     35
Validity of the offered securities....     36
Experts...............................     36
Where you can find more information...     36
Documents incorporated by reference...     37

                                   ---------

About this prospectus

This prospectus is part of a registration statement we, the SNH Capital Trusts and other co-registrants filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one of more offerings up to a total amount of proceeds of $500,000,000.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where you can find more information" and "Documents incorporated by reference."

No separate financial statements of the SNH Capital Trusts have been included or incorporated by reference. Neither we nor the SNH Capital Trusts consider financial statements of the SNH Capital Trusts material to holders of the trust preferred securities because:

- all of the voting securities of the SNH Capital Trusts will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934, as amended;

- each SNH Capital Trust has no independent operations and exists for the purpose of issuing securities representing undivided beneficial interests in the assets of the SNH Capital Trust and investing the proceeds in the debt securities issued by us; and

- the obligations of each SNH Capital Trust under the trust preferred securities issued by it will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

REFERENCES IN THIS PROSPECTUS TO "WE," "US," "OUR" OR "SNH" MEAN SENIOR HOUSING PROPERTIES TRUST. REFERENCES IN THIS PROSPECTUS TO THE "SNH CAPITAL TRUSTS" MEAN SNH CAPITAL TRUST I, SNH CAPITAL TRUST II AND SNH CAPITAL TRUST III. REFERENCES IN THIS PROSPECTUS TO "SUBSIDIARIES" MEANS ALL OF OUR SUBSIDIARIES.

--------------------------------------------------------------------------------

Cautionary note regarding forward-looking statements

We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern:

- our ability successfully to operate properties which we took back from financially troubled tenants;

-   the possible expansion of our portfolio;

-   the performance of our tenants and properties;

-   our ability to make distributions;

-   our policies and plans regarding investments, financings and other matters;

-   our tax status as a real estate investment trust;

-   our ability to appropriately balance the use of debt and equity; and

-   our ability to access capital markets or other sources of funds.

When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including:

-   the status of the economy;

-   the status of capital markets (including prevailing interest rates);

- compliance with and changes to regulations and payment policies within the health care industry;

-   changes in financing terms;

-   competition within the health care and senior housing industries; and

-   changes in federal, state and local legislation.

Other important factors are identified in our Annual Report on Form 10-K which is in incorporated into this prospectus, including under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

--------------------------------------------------------------------------------

Senior Housing Properties Trust

We are a real estate investment trust, and our primary business is to acquire, own and lease senior apartments, congregate care communities, assisted living properties and nursing homes. We were organized on December 16, 1998, as a 100% owned subsidiary of HRPT Properties Trust, a real estate investment trust which now invests principally in office buildings. On October 12, 1999, HRPT Properties Trust distributed a majority of our common shares to its shareholders to establish us as a separately traded real estate investment trust. As of May 1, 2001, we had 25,916,100 shares outstanding, 12,809,238 of which remained owned by HRPT Properties Trust.

As of March 31, 2001, we owned 86 properties located in 23 states. On that date our undepreciated carrying value of these properties, net of previous impairment losses, was approximately $598 million.

We are organized as a Maryland real estate investment trust under the Maryland REIT Law. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8350.

--------------------------------------------------------------------------------

SNH Capital Trusts

Each SNH Capital Trust is a statutory business trust formed under Maryland law pursuant to:

- a declaration of trust executed by us, as sponsor for the SNH Capital Trust and the trustees of the SNH Capital Trust; and

- the filing of a certificate of trust with the State Department of Assessments and Taxation of Maryland.

Unless an accompanying prospectus supplement provides otherwise, each SNH Capital Trust exists for the sole purposes of:

- selling trust preferred securities and investing the proceeds in a specific series of our debt securities;

- selling trust common securities to us or our Subsidiaries in exchange for cash and investing the proceeds in additional debt securities issued by us; or

- engaging in other activities that are necessary, convenient or incidental to the sale of trust preferred and common securities or the purchase of our debt securities.

No SNH Capital Trust will borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake, or permit to be undertaken, any activity that would cause that SNH Capital Trust not to be classified for United States federal income tax purposes as a grantor trust. We will own directly or indirectly all of the trust common securities issued by each SNH Capital Trust. The trust common securities will rank on parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon the occurrence and during continuance of an event of default under the declaration of trust of a SNH Capital Trust, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. In connection with the issuance of trust preferred securities by a SNH Capital Trust, we or our Subsidiaries will acquire trust common securities of such SNH Capital Trust having an aggregate liquidation amount equal to a minimum of 3% of the total capital of such SNH Capital Trust. Each SNH Capital Trust will have a term of at least 20 but no more than 50 years, but may terminate earlier as provided in its declaration of trust.

--------------------------------------------------------------------------------

SNH Capital Trusts
--------------------------------------------------------------------------------

Each SNH Capital Trust's business and affairs will be conducted by its trustees. The holders of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each SNH Capital Trust. The duties and obligations of the trustees will be governed by the SNH Capital Trust's declaration of trust. At least one of the trustees of each SNH Capital Trust will be a person who is one of our officers or trustees or who is affiliated with us (a "Regular Trustee"). One trustee of each SNH Capital Trust will be a financial institution that is not affiliated with us (the "Property Trustee"), which will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms set forth in the applicable prospectus supplement.

We will pay all fees and expenses related to each SNH Capital Trust and any offering of the trust preferred securities. The principal place of business of each SNH Capital Trust is c/o Senior Housing Properties Trust at 400 Centre Street, Newton, Massachusetts 02458 (telephone: (617) 796-8350).

--------------------------------------------------------------------------------
2

--------------------------------------------------------------------------------

Risk factors

Certain of the securities to be offered hereby themselves may involve a high degree of risk. Such risks will be set forth in the prospectus supplement relating to such offered securities.

Use of proceeds

Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our credit facility or other debt. Unless otherwise described in a prospectus supplement, each SNH Capital Trust will use the net proceeds from the sale of any securities under this prospectus to purchase our debt securities. Until the proceeds from a sale of securities by us or any SNH Capital Trust are applied to their intended purposes, they will be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

Ratio of earnings to fixed charges

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

                                                                 Fiscal Year Ended December 31,
                                                         -----------------------------------------------
                                                            2000      1999      1998      1997      1996
--------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges.....................     3.0x      1.8x      3.4x      3.6x      3.5x

Prior to October 12, 1999, we and our properties were owned by HRPT Properties Trust. This computation of earnings to fixed charges is presented as if we were a separate legal entity from HRPT Properties Trust prior to that date, although we did not exist as a separate entity until then. Interest expense was allocated based on HRPT Properties Trust's historical interest expense as a percentage of its average historical costs of real estate investments.

The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income before income taxes, extraordinary items and gain or loss on the disposition of real property. Fixed charges consist of interest costs, whether expensed or capitalized, and any interest component of capitalized lease expense, amortization of debt discounts and deferred financing costs, whether expensed or capitalized. To date, we have not issued any preferred shares, and so the ratio of earnings to combined fixed charges and preferred shares distributions are the same as the ratios of earnings to fixed charges presented above.

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Description of debt securities

The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be guaranteed on a secured or unsecured, senior or subordinated basis, by one or more of our Subsidiaries. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is part. We will file any final indentures and supplemental indentures if we issue debt securities. See "Where you can find more information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

General

We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement of which this prospectus is part three separate forms of indenture, one for the senior securities, one for the senior subordinated and one for the junior subordinated securities. We refer to senior subordinated and junior subordinated securities as "subordinated."

We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

- the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

-   the aggregate principal amount of the securities;

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4
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Description of debt securities
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-   the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

- if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

-   the stated maturity date;

-   any fixed or variable interest rate or rates per annum;

- the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

-   the date from which interest may accrue and any interest payment dates;

-   any sinking fund requirements;

- any provisions for redemption, including the redemption price and any remarketing arrangements;

- whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

- the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

- whether we will issue the debt securities in certificated or book-entry form;

- whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

- whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

- the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

- whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

-   the subordination provisions, if any, relating to the debt securities;

- if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

- whether any of our Subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

-   the provisions relating to any security provided for the debt securities;
    and

-   the provisions relating to any guarantee of the debt securities.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

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                                                                               5
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Description of debt securities
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Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, interest, registration and transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

- to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

-   in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, consolidation or sale of assets

Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

- If we merge out of existence or sell our assets, the other company must be an entity organized under the laws of a State or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

- Immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of

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6
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Description of debt securities
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   default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Certain covenants

EXISTENCE. Except as permitted as described above under "Merger, consolidation or sale of assets," we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

PROVISIONS OF FINANCIAL INFORMATION. Whether or not we remain required to do so under the Securities Exchange Act of 1934, as amended, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

ADDITIONAL COVENANTS. Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities, will be described in the applicable prospectus supplement.

Events of default and related matters

EVENTS OF DEFAULT. The term "event of default" for any series of debt securities means any of the following:

- We do not pay the principal or any premium on a debt security of that series within 30 days after its maturity date;

- We do not pay interest on a debt security of that series within 30 days after its due date;

- We do not deposit any sinking fund payment for that series within 30 days after its due date;

- We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

- We default under any of our other indebtedness in an aggregate principal amount exceeding $25,000,000 after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

- We or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

- Any other event of default described in the applicable prospectus supplement occurs.

The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended.

REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due

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                                                                               7
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Description of debt securities
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and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

- You must give the trustee written notice that an event of default has occurred and remains uncured;

- The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

- The trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an indenture

There are three types of changes we can make to the indentures and the debt securities:

CHANGES REQUIRING YOUR APPROVAL. First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

-   change the stated maturity of the principal or interest on a debt security;

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Description of debt securities
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-   reduce any amounts due on a debt security;

- reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

-   change the currency of payment on a debt security;

-   impair your right to sue for payment;

- modify the subordination provisions, if any, in a manner that is adverse to you;

- reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

- reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default;

- waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

-   modify any of the foregoing provisions.

CHANGES REQUIRING A MAJORITY VOTE. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "--Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

FURTHER DETAILS CONCERNING VOTING. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "--Discharge, defeasance and covenant defeasance--Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, defeasance and covenant defeasance

DISCHARGE. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

FULL DEFEASANCE. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

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Description of debt securities
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-   We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

- The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

- We must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

COVENANT DEFEASANCE. Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

- any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

-   any subordination provisions; and

- certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

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Description of debt securities
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Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

-   the indebtedness ranking senior to the debt securities being offered;

- the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

- the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

- provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Guarantees

Our payment obligations under any series of our debt securities may be guaranteed by some or all of our Subsidiaries. The guarantees may be secured or unsecured and may be senior or subordinated obligations. The guarantors will be identified and the terms of the guarantees will be described in the applicable prospectus supplement.

Global securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

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Description of common shares

Our declaration of trust authorizes us to issue up to an aggregate of 50,000,000 shares of beneficial interest, all of which we have initially designated as common shares of beneficial interest. As of May 1, 2001, we had 25,916,100 common shares issued and outstanding.

The following is a summary description of the material terms of our common shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where you can find more information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

As permitted by the Maryland REIT Law, our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest, to issue new and different classes of shares in any amount or to reclassify any unissued shares into other classes or series of classes that we choose. We believe that giving these powers to our board of trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board of trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Except as otherwise described in the applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

- to receive distributions on their shares if, as and when authorized and declared by our board of trustees out of assets legally available for distribution; and

- to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Shareholders will have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding the restriction on ownership of shares of beneficial interest, common shares will have equal distribution, liquidation and other rights.

For other information with respect to our shares, including effects that provisions in our declaration of trust and bylaws may have in delaying or deterring a change in our control, see "Description of certain provisions of Maryland law and our declaration of trust and bylaws" below.

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Description of preferred shares

Preferred shares

The following is a summary description of the material terms of our preferred shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where you can find more information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

GENERAL. Our board of trustees will determine the designations, preferences, limitations and relative rights of our authorized and unissued preferred shares. These may include:

- the distinctive designation of each series and the number of shares that will constitute the series;

-   the voting rights, if any, of shares of the series;

- the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions are payable;

- the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

- the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

- any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

- if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

- whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust, including any applicable articles supplementary, and our bylaws.

The prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

-   the description of the preferred shares;

-   the number of the preferred shares offered;

-   the voting rights, if any, of the holders of the preferred shares;

-   the offering price of the preferred shares;

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                                                                              13
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Description of preferred shares
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-   the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

-   the date from which distributions on the preferred shares shall accumulate;

- the provisions for any auctioning or remarketing, if any, of the preferred shares;

-   the provision, if any, for redemption or a sinking fund;

-   the liquidation preference per share;

-   any listing of the preferred shares on a securities exchange;

- whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

- whether interests in the preferred shares will be represented by depositary shares as more fully described below under "Description of depositary shares;"

-   a discussion of federal income tax considerations;

- the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

- any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

- any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust; and

- any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

As described under "Description of depositary shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

Unless our board of trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

Distributions

Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, our board of trustees must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of depositary shares" will determine the persons to whom distributions are payable.

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Description of preferred shares
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Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable

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Description of preferred shares
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prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation preference

The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

Voting rights

Holders of the preferred shares will not have any voting rights, except as shown below or as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares will be entitled to elect two additional trustees to our board of trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare or pay and set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare or pay and set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series.

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Description of preferred shares
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Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each series of preferred shares outstanding at that time:

- authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

- reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

- create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

- amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares that materially and adversely affects the series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

As more fully described under "Description of depositary shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our exchange rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

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Description of depositary shares

General

The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which we will filed as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. See "Where you can find more information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

We may, at our option, elect to offer fractional interests in shares of preferred shares, rather than shares of preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of preferred shares

You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number

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Description of depositary shares
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of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of depositary shares

If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the preferred shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or exchange of preferred shares

The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus

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Description of depositary shares
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supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

- no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

- the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

- if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and termination of a deposit agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland real estate investment trust or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

-   all depositary shares have been redeemed;

- there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

- each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

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Description of depositary shares
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Charges of a depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and removal of depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

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Description of warrants

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares, common shares or trust preferred shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of copy of the warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. See "Where you can find more information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

-   the offering price;

-   the number of warrants offered;

-   the securities underlying the warrants;

- the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

-   the date on which the warrants will expire;

-   federal income tax consequences;

-   the rights, if any, we have to redeem the warrant;

-   the name of the warrant agent; and

-   the other terms of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

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Description of trust preferred securities and trust guarantee

Trust preferred securities

If and when trust preferred securities are issued by a SNH Capital Trust, its declaration of trust will be replaced by an amended and restated trust agreement which will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities. The form of amended and restated trust agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

The following is a summary of the material terms of the trust preferred securities and the trust agreement of each SNH Capital Trust. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of amended and restated trust agreement which we have filed as an exhibit to the registration statement of which this prospectus is part. Each SNH Capital Trust will file any final amended and restated trust agreement if it issues trust preferred securities. See "Where you can find more information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

The trust agreement of each SNH Capital Trust will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The trust preferred securities will be issued to the public under the registration statement of which this prospectus is a part. The trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act of 1939, as amended. A prospectus supplement will describe the specific terms of the trust preferred securities that a SNH Capital Trust is offering, including:

-   the distinctive designation of trust preferred securities;

-   the number of trust preferred securities issued by the SNH Capital Trust;

- the annual distribution rate, or method of determining the rate, for trust preferred securities and the date(s) upon which distributions will be payable;

- whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date(s) from which distributions on trust preferred securities will be cumulative;

- the amount or amounts that will be paid out of the assets of the SNH Capital Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of that SNH Capital Trust;

- any terms and conditions under which trust preferred securities may be converted into our shares of beneficial interest, including the conversion price per share and any circumstances under which the conversion right will expire;

- any terms and conditions upon which the related series of our debt securities may be distributed to holders of trust preferred securities;

- any obligation of the SNH Capital Trust to purchase or redeem trust preferred securities and the price(s) at which, the period(s) within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, under that obligation;

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Description of trust preferred securities and trust guarantee
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-   any voting rights of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to specified action or amendments to the trust agreement; and

- any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities consistent with the trust agreement or with applicable law.

Under the trust agreement, the Property Trustee will own a series of our debt securities purchased by the SNH Capital Trust for the benefit of the holders of its trust preferred securities and the trust common securities. The payment of distributions out of money held by the SNH Capital Trusts, and payments upon redemption of trust preferred securities or liquidation of the SNH Capital Trusts, will be guaranteed by us to the extent described under "Trust guarantee." The debt securities purchased by a SNH Capital Trust may be senior or subordinated and may be convertible, as described in the applicable prospectus supplement.

Certain United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each SNH Capital Trust will also issue one series of trust common securities. The trust agreement will authorize the trustees, other than the Property Trustee, of the SNH Capital Trust to issue on behalf of the SNH Capital Trust one series of trust common securities having such terms as will be set forth in the trust agreement. These terms will include distributions, conversion, redemption, voting, liquidation rights and any restrictions as may be contained in the trust agreement.

Except as otherwise provided in the prospectus supplement, the terms of the trust common securities will be substantially identical to the terms of the trust preferred securities. The trust common securities will rank on parity with, and payments will be made on the trust common securities pro rata with the trust preferred securities, except that, upon an event of default under the trust agreement, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the holders of the trust common securities will also have the right to vote and appoint, remove or replace any of the trustees of the SNH Capital Trust. All of the trust common securities of each SNH Capital Trust will be directly or indirectly owned by us.

Trust guarantee

We will execute and deliver a guarantee concurrently with the issuance by each SNH Capital Trust of its trust preferred securities, for the benefit of the holders from time to time of the trust preferred securities. The applicable prospectus supplement will describe any significant differences between the actual terms of our guarantee and the summary below. The following summary of our guarantee is not complete. For more information, you should refer to the full text of our guarantee, including the definitions of the terms used and not defined in this prospectus or the related prospectus supplement and those terms made a part of the guarantee by the Trust Indenture Act of 1939, as amended. The form of trust guarantee is filed as an exhibit to this registration statement of which this prospectus is a part.

GENERAL. We will irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full to the holders of trust preferred securities the guaranteed payments, except to the extent paid by the SNH Capital Trust, as and when due, regardless of any defense, right of set-off or

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counterclaim that the SNH Capital Trust may have or assert. The following payments, to the extent not paid by the SNH Capital Trust, will be subject to our guarantee:

- any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the SNH Capital Trust has funds legally available therefor;

- the redemption price, including all accrued and unpaid distributions, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by the SNH Capital Trust; and

- upon a liquidation of a SNH Capital Trust, other than in connection with the distribution of our subordinated debt securities to the holders of the trust preferred securities or the redemption of all of the trust preferred securities issued by that SNH Capital Trust, the lesser of:

    (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

    (2) the amount of assets of the SNH Capital Trust remaining available for distribution to holders of trust preferred securities in liquidation of that SNH Capital Trust.

Our obligation to make a guarantee payment may be satisfied by the SNH Capital Trust's direct payment of the required amounts to the holders of trust preferred securities or by causing the SNH Capital Trust to pay the amount to the holders.

AMENDMENT AND ASSIGNMENT. Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding affected trust preferred securities. The manner of obtaining any approval of the holders will be described in our prospectus supplement. All guarantees and agreements contained in our guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

TERMINATION.  Our guarantee will terminate:

- upon full payment of the redemption price of all related trust preferred securities;

- upon distribution of our debt securities held by the SNH Capital Trust to the holders of the trust preferred securities; or

- upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the SNH Capital Trust.

Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under those trust preferred securities or the guarantee. If the debt securities purchased by the SNH Capital Trust or our guarantee are subordinated, the applicable subordination provisions will provide that in the event payment is made on the subordinated debt securities or the subordinated guarantee in contravention of the subordination provisions, such payments will be paid over to the holders of our senior debt securities.

RANKING OF OUR GUARANTEE. Each guarantee may be our secured or unsecured obligation and may be senior or subordinated, as described in the applicable prospectus supplement. The trust agreement will provide that each holder of trust preferred securities by acceptance of those securities agrees to the subordination provisions, if any, and other terms of the guarantee.

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Our guarantee will constitute a guarantee of payment and not of collection. The guarantee will be deposited with the Property Trustee to be held for the benefit of the trust preferred securities. The Property Trustee will have the right to enforce our guarantee on behalf of the holders of the trust preferred securities. The holders of not less than a majority in aggregate liquidation amount of the affected trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of our guarantee, including the giving of directions to the Property Trustee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under our guarantee, without first instituting a legal proceeding against the related SNH Capital Trust, or any other person or entity. Our guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the SNH Capital Trust, and by complete performance of all obligations under the guarantee.

GOVERNING LAW. Our guarantee will be governed by and construed in accordance with the laws of the State of New York.

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Description of certain provisions of Maryland law and of our declaration of trust and bylaws

We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

Our declaration of trust and bylaws provide that our board of trustees will establish the number of trustees. The number of trustees constituting our entire board of trustees may be increased or decreased from time to time only by a vote of the trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies. Our bylaws require that a majority of our trustees be independent trustees except for temporary periods due to vacancies.

Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board of trustees.

Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of our shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

Advance notice of trustee nominations and new business

Our bylaws provide that nominations of persons for election to our board of trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our board of trustees, or by a shareholder who is (i) a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) entitled to vote at the meeting and
(iii) has complied with the advance notice and other applicable terms and provisions set forth in our bylaws.

Under our bylaws, a shareholder's notice of nominations for trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year's annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more

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than 30 days from the anniversary date of the mailing of our notice for the preceding year's annual meeting, a shareholder's notice must be delivered to us not earlier than the close of business on the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of mailing of the notice for such annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting. The public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice. If the number of trustees to be elected to our board of trustees is increased and we make no public announcement of such action or do not specify the size of the increased board of trustees at least one hundred
(100) days prior to the first anniversary of the date of mailing of notice for our preceding year's annual meeting, a shareholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board of trustees at a special meeting at which trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

Any notice from a shareholder of nominations for trustee or business to be transacted at a shareholder meeting must be in writing and include the following:

-   as to each person nominated for election or reelection as a trustee,
    (i) the nominee's name, age, business and residence addresses, (ii) the class and number of shares beneficially owned or owned of record by the nominee and (iii) all information relating to the person that is required to be disclosed in solicitations of proxies for election of trustees or otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended, together with the nominee's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

- as to other business that the shareholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting the business and any material interest in the business of the shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

- as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the shareholder and beneficial owner and the number of our shares which (s)he or they own beneficially and of record.

Meetings of shareholders

Under our bylaws, our annual meeting of shareholders will take place within six months after the end of each fiscal year, unless a different date is set by the board of trustees. Meetings of shareholders may be called only by our board of trustees.

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Liability and indemnification of trustees and officers

To the maximum extent permitted by Maryland law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees, officers and shareholders for damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees, officers or shareholders. Our bylaws also obligate us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland corporation statute permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

- the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

- the director or officer actually received an improper personal benefit in money, property or services; or

- in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The Maryland corporation statute permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

- a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

- a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

Shareholder liability

Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

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Transactions with affiliates

Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by fiduciaries, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Voting by shareholders

Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws shareholders do not have the right to take any action by written consents instead of a vote.

Restrictions on transfer of shares

Our declaration of trust restricts the amount of shares that individual shareholders may own. These restrictions are intended to assist with REIT compliance under the Internal Revenue Code of 1986, as amended, and otherwise to promote our orderly governance. These restrictions do not apply to HRPT Properties Trust, REIT Management & Research, Inc. or their affiliates. All certificates evidencing our shares will bear a legend referring to these restrictions.

Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% of the number or value of our outstanding shares. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Internal Revenue Code of 1986, as amended, or would otherwise cause us to fail to qualify as a REIT.

Our board of trustees, in its discretion, may exempt a proposed transferee from the share ownership limitation. So long as our board of trustees determines that it is in our best interest to qualify as a REIT, the board may not grant an exemption if the exemption would result in us failing to qualify as a REIT. In determining whether to grant an exemption, our board of trustees may consider, among other factors, the following:

- the general reputation and moral character of the person requesting an exemption;

- whether the person's ownership of shares would be direct or through ownership attribution;

- whether the person's ownership of shares would adversely affect our ability to acquire additional properties; and

- whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies.

In addition, our board of trustees may require rulings from the Internal Revenue Service, opinions of counsel, affidavits, undertakings or agreements it deems advisable in order to make the foregoing decisions.

If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions and will not possess any rights to vote. This

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automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

Within 20 days after receiving notice from us that its shares have been transferred to an excess share trust, the excess share trustee will sell the shares held in the excess share trust to a person designated by the excess share trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the excess share trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

-   The prohibited owner will receive the lesser of:

    (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the excess share trust, E.G., a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the excess share trust; and

    (2) the net price received by the excess share trustee from the sale of the shares held in the excess share trust.

- Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

If, prior to our discovery that shares of beneficial interest have been transferred to the excess share trust, a prohibited owner sells those shares, then:

    (1) those shares will be deemed to have been sold on behalf of the excess share trust; and

    (2) to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by an excess share trustee, the prohibited owner must pay the excess to the excess share trustee upon demand.

Also, shares of beneficial interest held in the excess share trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

    (1) the price per share in the transaction that resulted in the transfer to the excess share trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

    (2) the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the excess share trustee has sold the shares held in the excess share trust. The net proceeds of the sale to us will be distributed similar to any other sale by an excess share trustee.

Every owner of 5% or more of all classes or series of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. If the Internal Revenue Code of 1986, as amended, or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to determine our compliance with the requirements of any taxing authority or government and to determine and ensure compliance with the foregoing share ownership limitations.

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The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

Business combinations

The Maryland corporation statute contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the Maryland corporation statute, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the statute the following persons are deemed to be interested shareholders:

- any person who beneficially owns 10% or more of the voting power of the trust's shares;

- an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust; or

-   an affiliate of an interested shareholder.

After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

-   the affirmative vote of at least 80% of the votes entitled to be cast; and

- the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected.

The second shareholder approval is not required if the trust's shareholders receive the minimum price set forth in the Maryland corporation statute for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the Maryland corporation statute do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board. Our board of trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland corporation statute described in the preceding paragraphs, provided that the business combination is first approved by the board of trustees, including the approval of a majority of the members of the board of trustees who are not affiliates or associates of the acquiring person. This resolution, however, may be altered or repealed in whole or in part at any time.

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Control share acquisitions

The Maryland corporation statute contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The Maryland corporation statute provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares of beneficial interest which, if aggregated with all other shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

-   one-tenth or more but less than one-third;

-   one-third or more but less than a majority; or

-   a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time he acquires control shares in an amount sufficient to cross one of the thresholds noted above.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval by virtue of a revocable proxy. The Maryland corporation statute provides a list of exceptions from the definition of control share acquisition.

A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days after demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the trust to redeem any or all of the control shares is subject to conditions and limitations listed in the statute. The trust may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to the following:

- shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

- acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

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Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of beneficial interest from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Amendment to our declaration of trust, dissolution and mergers

Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The statute allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust provides for approval of any of the foregoing actions by a majority of shares entitled to vote on these actions provided the action in question has been approved by our board of trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions will be the majority of shares voted. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board of trustees. Our declaration of trust also permits our board of trustees to effect changes in our unissued shares, as described more fully above, and to change our name without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our board of trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire board of trustees, without action by the shareholders, may amend our declaration of trust to change our name or to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares.

Anti-takeover effect of Maryland law and of our declaration of trust and bylaws

The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

-   the limitation on ownership and acquisition of more than 9.8% of our shares;

- the classification of our board of trustees into classes and the election of each class for three-year staggered terms;

- the requirement of a two-thirds majority vote of shareholders for removal of our trustees;

- the facts that the number of our trustees may be fixed only by vote of our board of trustees, that a vacancy on our board of trustees may be filled only by the affirmative vote of a majority of our remaining trustees and that our shareholders are not entitled to act without a meeting;

- the provision that only our board of trustees may call meetings of shareholders;

- the advance notice requirements for shareholder nominations for trustees and other proposals;

- the control share acquisitions provisions of Maryland law, if the applicable provisions in our bylaws are rescinded;

- the business combination provisions of Maryland law, if the applicable resolution of our board of trustees is rescinded or if our board of trustees' approval of a combination is not obtained; and

- the ability of our board of trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

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Plan of distribution

We and/or the SNH Capital Trusts may sell the securities in one or more of the following ways:

-   to underwriters for public offering and sale by them;

-   through agents;

-   through dealers; or

-   through a combination of these methods of sale.

Offers to purchase securities may be solicited directly by us or by the SNH Capital Trusts or by agents designated by us and/or the SNH Capital Trusts from time to time. Any agent, who will be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, involved in the offer and sale of the securities will be named, and any commissions payable by us and/or by the SNH Capital Trusts to that agent will be provided, in an applicable prospectus supplement. We and/or the SNH Capital Trusts and the agents may sell the securities:

-   at fixed price or prices, which may be changed;

-   market prices prevailing at the time of sale;

-   prices related to prevailing market prices; or

-   negotiated prices.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us and/or the SNH Capital Trusts, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us and/or the SNH Capital Trusts for certain expenses.

If an underwriter or underwriters are used in the offer or sale of securities, us and/or the SNH Capital Trusts will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our and/or the SNH Capital Trust's agreements with the underwriters will be provided in the applicable prospectus supplement.

If indicated in an applicable prospectus supplement, we and/or the SNH Capital Trusts will authorize dealers acting as agents for us and/or the SNH Capital Trusts to solicit offers by certain institutions to purchase securities from us and/or the SNH Capital Trusts at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The terms of such delayed delivery contracts will be set forth in the applicable prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

All of the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by us and/or the SNH Capital Trusts for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any of the securities.

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Validity of the offered securities

Sullivan & Worcester LLP, as to certain matters of New York law, and Ballard Spahr Andrews & Ingersoll LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Barry M. Portnoy, a former partner of the firm of Sullivan & Worcester LLP, is one of our managing trustees, and he is a managing trustee of HRPT Properties Trust and Hospitality Properties Trust. Mr. Portnoy is also an owner of Five Star Quality Care, Inc., a director and 50% shareholder of REIT Management & Research, Inc. and a director of certain Subsidiaries of ours. Sullivan & Worcester LLP represents HRPT Properties Trust, Hospitality Properties Trust, Five Star Quality
Care, Inc., REIT Management & Research, Inc. and certain of their affiliates.

Experts

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on form 10-K for the year ended December 31, 2000, as set Forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.
Ernst & Young LLP, independent auditors, have also audited the combined financial statements of Certain Mariner Post-Acute Network Facilities (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc., wholly-owned subsidiaries of Mariner Post-Acute Network, Inc.) included in our Current Report on Form 8-K dated January 30, 2001, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and the combined financial statements of Certain Mariner Post-Acute Network Facilities (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc., wholly-owned subsidiaries of Mariner Post-Acute Network, Inc.), are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

KPMG LLP, independent auditors, have audited the combined financial statements of forty-two facilities acquired by us from Integrated Health Services, Inc. included in our Form 8-K dated January 30, 2001, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These combined financial statements are incorporated by reference in reliance on KPMG LLP's report, given on their authority as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may also review a copy of the registration statement at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov.

Our common shares are traded on the New York Stock Exchange under the symbol "SNH," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

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Documents incorporated by reference

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

The following documents are hereby incorporated by reference into this prospectus and specifically made a part hereof:

-   our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

-   our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

- our Current Reports on Form 8-K dated January 30, 2001, as amended and May 16, 2001; and

- the description of our common shares contained in our registration statement on Form 8-A (File No. 001-15319), filed on September 22, 1999.

All filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination or completion of any offering of offered securities, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458,
(617) 796-8350, Attention: Investor Relations.

                                   ---------

THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

THE DECLARATION OF TRUST ESTABLISHING OUR SUBSIDIARIES WHICH ARE MARYLAND REAL ESTATE INVESTMENT TRUSTS, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME OF SUCH SUBSIDIARY REFERS TO THE TRUSTEES UNDER ITS DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH SUBSIDIARY SHALL BE HELD TO ANY PERSONAL LIABILITY FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH SUBSIDIARY. ALL PERSONS DEALING WITH EACH SUCH SUBSIDIARY SHALL LOOK ONLY TO THE ASSETS OF SUCH SUBSIDIARY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

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
                         2,000,000 Preferred Securities

                              SNH Capital Trust I
                           % Trust Preferred Securities
                   (Liquidation Preference $25 Per Security)
         Fully and Unconditionally Guaranteed, as described herein, by
                        Senior Housing Properties Trust

                                     ------

                             PROSPECTUS SUPPLEMENT

                                 June   , 2001

                                    -------

                          JOINT BOOK-RUNNING MANAGERS

UBS Warburg                                                 Salomon Smith Barney

                                 --------------

A.G. Edwards & Sons, Inc.   First Union Securities, Inc.   Prudential Securities

Credit Suisse First Boston                                  Tucker Anthony Sutro
                                                            Capital Markets